                                                                       EXHIBIT 2



                                     OFFER

                              by the partners of

                          HILLIER PARKER MAY & ROWDEN

           for the sale of the entire business of the partnership to

                           CB HILLIER PARKER LIMITED






                                              HERBERT SMITH
                                              Exchange House
                                              Primrose Street
                                              London EC2A 2HS
                                              Tel:  0171-374 8000
                                              Fax: 0171-374 0888
                                              Ref: 70/C412/30750228

                               TABLE OF CONTENTS

CLAUSE            HEADINGS                                                                                PAGE
1.  INTERPRETATION......................................................................................    1
2.  THE OFFER...........................................................................................    8
3.  LIABILITIES.........................................................................................    9
4.  THE REGULATED.......................................................................................   10
5.  COMPLETION ACCOUNTS.................................................................................   11
6.  THE BUSINESS PREMISES...............................................................................   13
7.  THE EMPLOYEES AND THE DISCLOSED SCHEMES.............................................................   13
8.  THIRD PARTY CONSENTS AND THE CONTRACTS..............................................................   13
9.  COMPLETION..........................................................................................   14
10. DEFAULT AT COMPLETION...............................................................................   16
11. WARRANTIES..........................................................................................   17
12. LIMITATION ON LIABILITY AND POST COMPLETION ADJUSTMENTS.............................................   17
13. PURCHASER'S RIGHTS..................................................................................   19
14. THIRD PARTY NOTICES.................................................................................   19
15. ACCESS TO INFORMATION...............................................................................   19
16. VAT AND RELATED MATTERS.............................................................................   20
17. ANNOUNCEMENTS.......................................................................................   21
18. MISCELLANEOUS.......................................................................................   21
19. COSTS...............................................................................................   22
20. NOTICES.............................................................................................   23
21. GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS..................................................   23


SCHEDULE 1 - THE PARTNERS...............................................................................   28
SCHEDULE 2 - THE WARRANTIES.............................................................................   31
SCHEDULE 3 - THE BUSINESS INTELLECTUAL PROPERTY RIGHTS..................................................   47
SCHEDULE 4 - THE BUSINESS PREMISES......................................................................   52
SCHEDULE 5 - THE EMPLOYEES..............................................................................   62
SCHEDULE 6 - THE TRADE INVESTMENTS......................................................................   65
SCHEDULE 7 - THE COMPANIES..............................................................................   65
SCHEDULE 8 - THE INCENTIVE POOL.........................................................................   68
SCHEDULE 9 - THE ANNUITANTS.............................................................................   70
SCHEDULE 10 - PAYMENTS TO PARTNERS (INCLUDING INTEREST).................................................   72
SCHEDULE 11 - THE HPI GROUP.............................................................................   73

DOCUMENTS IN AGREED FORM

Employment agreements
Certificates of Title
Assignment of Business Intellectual Property Rights
Notice to third parties
Notice to Employees
Deed of novation (Pensions)
Disclosure Letter
Deed of Guarantee
Assignment of Business Premises
Incentive Pool allocations
Memorandum
Deed of covenant (Restrictive Covenants)

THIS OFFER is made on 7th July 1998 by THE PERSONS whose names and addresses are set out in Schedule 1 (the "PARTNERS" and severally a "PARTNER").

INTRODUCTION:

(A) The Partners carry on a real estate services business in partnership under the name "Hillier Parker May & Rowden" as a going concern and wish to sell that business to CB Hillier Parker Limited, a company incorporated in England with registered number 3536032 whose registered office is at Berkeley Square House, Berkeley Square, London W1X 6AN (the "PURCHASER"), upon the terms and for the consideration set out in this Offer.

(B) The Partners warrant to the Purchaser in the terms set out in Schedule 2 with the intention that the Purchaser should rely upon such warranties in accepting this Offer.

TERMS OF THE OFFER:

1.   INTERPRETATION

1.1 In this Offer, including its Schedules, each of the following words and expressions shall, unless the context requires otherwise, have the following meaning:

     "ACCOUNTS" means the audited consolidated balance sheet of the Business as at the Accounts Date and the audited consolidated profit and loss account of the Business in respect of the 12 months ended on the Accounts Date, as attached to the Disclosure Letter;

     "ACCOUNTS DATE" means 30th April 1998;

     "AGREED RATE" means the base rate of Barclays Bank PLC from time to time;

     "AGREEMENT" means the contract arising out of acceptance by the Purchaser of this Offer;

     "ANNUITANTS" means the persons entitled to annuities pursuant to paragraph 7 of Part II of Schedule 5 to the Partnership Agreement (as set out in Part I of Schedule 9) or otherwise entitled to pensions (as set out in Part II of Schedule 9);

     "ANNUITIES COST" means the total cost to the Purchaser of complying with its obligations pursuant to sub-clause 8.8;

     "ANNUITY OBLIGATIONS" means the obligations of the Partners pursuant to paragraph 7 of Part II of Schedule 5 to the Partnership Agreement and other obligations of the Partners to pay pensions to former partners of the Partnership or their widows or other dependants as set out in Part II of
     Schedule 9;

     "APPROPRIATE PROPORTION" means, in relation to any Partner, that proportion which the amount or value of the consideration paid or payable to him or her pursuant to the terms of this Offer bears to the total amount or value of the consideration paid or payable to the Partners under it;

     "BOARD" means the executive committee of the Partnership appointed pursuant to the Partnership Agreement or, after Completion, the former Partners represented on the Board of the Purchaser;

     "BOOK DEBTS" means the book debts of the Partnership as at Completion;

     "BUSINESS" means the business carried on by the Partners at the date hereof, through the Partnership and the Companies, of providing real estate and related services under the name "Hillier Parker May & Rowden";

     "BUSINESS ASSETS" means the Contracts, the Goodwill, the Book Debts, the Work in Progress, the Business Intellectual Property Rights, the Business Premises, the Fixed Plant and Machinery, the Moveable Plant and Machinery, the Business Records (to the extent that the Partners are not required by law to retain them), the Trade Investments, the Companies (other than any Company within the HPI Group) and any cash balances of the Business at Completion (other than any cash balances representing amounts held as at

     Completion in respect of current or loan accounts of the Partners or tax or deferred tax reserves of the Partners or former partners of the Partnership) as set out in the Disclosure Letter;

     "BUSINESS INTELLECTUAL PROPERTY RIGHTS" means the Intellectual Property Rights relating to or used in connection with the Business at Completion, including, without limitation, the patents, registered designs, trademarks and applications of which brief particulars are set out in Schedule 3;

     "BUSINESS PREMISES" means those properties used or occupied by the Partnership in connection with the Business at Completion, brief particulars of which are set out in Part I of Schedule 4, together with all buildings and fixtures other than those items affixed to the Business Premises by any sub-lessee which can be removed under the terms of the applicable sub-lease;

     "BUSINESS RECORDS" means all the information and records of the Partnership in relation to the Business, including:

     A.   all Confidential Information;

     B. all other accounting, financial, marketing, sales, supply, personnel, management and technical information, correspondence and literature;

     C.   all correspondence relating to amounts owed by or to the Business; and

     D. all drawings, software, disks and other material embodying, incorporating or constituting any of the Business Intellectual Property Rights,

     in each case, in whatever form or medium it is held or recorded;

     "BUSINESS DAY" means a day (not being a Saturday) on which banks are open for general banking business in the City of London;

     "CBRE" means CB Richard Ellis, Inc., a company incorporated in the State of Delaware, USA whose registered office is at 533 South Fremont Avenue, Los Angeles, California 90071-1798, USA;

     "CBRES" means CB Richard Ellis Services, Inc., a company listed on the NYSE and incorporated in the State of Delaware, USA, whose registered office is at 533 South Fremont Street, Los Angeles, California 90071-1798, USA;

     "CBRES GROUP" means CBRES and its direct and indirect subsidiaries from time to time;

     "CBRES SHARES" means shares of common stock, par value US$0.01, of CBRES;

     "CERTIFICATES OF TITLE" means the certificates of title in the agreed form in respect of each of the Business Premises other than the Business Premises listed at H in Part I of Schedule 4 to be delivered by the Partners' Solicitors and the Partners' Scottish Solicitors to the Purchaser's Solicitors and the Purchaser's Scottish Solicitors at Completion in accordance with sub-clause 9.2.4 and Part II of Schedule 4;

     "CLOSING MID-POINT" means the average of the closing spot rates for the purchase of US Dollars for Pounds Sterling and the sale of US Dollars for Pounds Sterling as quoted by WM/Reuters and reported in the Financial Times;

     "COMPANIES" means the companies listed in Schedule 7;

     "COMPANIES ACTS" means the Companies Acts 1985 to 1989;

     "COMPANIES' CONTRACTS" means any Contract or Contracts to the extent that a Company has the benefit or burden thereof;

     "COMPLETION" means completion of the sale and purchase of the Business in accordance with clause 9;

     "COMPLETION ACCOUNTS" means the consolidated balance sheet of the Business as at Completion and the consolidated profit and loss account of the Business in respect of the period from 1st May 1998 to Completion prepared and determined in accordance with clause 5;

     "COMPLETION CBRES SHARE PRICE" means the average closing price of a CBRES Share on the NYSE for the ten (10) trading days ending on the day prior to Completion;

     "COMPLETION DATE" means the date Completion occurs pursuant to sub-clause 9.1;

     "COMPLETION EXCHANGE RATE" means the average Closing Mid-Point exchange rate for the ten (10) business days ending on the day prior to Completion;

     "CONFIDENTIAL INFORMATION" means all confidential information relating to the Business including all financial, marketing and technical information, ideas, concepts, technology, processes and knowledge together with lists or details of customers, suppliers, fees, discounts, margins, current trading performance and future business strategy and any information derived from any of them and subsisting at Completion but excluding any such information which is in the public domain other than by reason of any breach by any party bound thereby of any confidentiality undertaking in relation to the Business, by the Partners of their obligations pursuant to this Offer or, in the event that the Purchaser accepts this Offer, of its obligations pursuant hereto;

     "CONSIDERATION SHARES" means the CBRES Shares to be allotted to the Partners in part consideration for the sale and purchase of the Business and the Business Assets;

     "CONTRACTS" means all current contracts and engagements of the Partnership connected with the Business at Completion including those which are set out in a schedule attached to the Disclosure Letter but excluding the Leases;

     "CREDITORS" means the aggregate amount owed by the Partnership in connection with the Business to or in respect of trade creditors and accrued charges, any trade bills payable and other creditors but not any amounts in respect of damages for breach of contract or tortious liabilities unless included as Liabilities;

     "DEBTORS" means the aggregate amount owed to the Partnership in connection with the Business by or in respect of trade debtors, trade bills receivable and other debtors at Completion;

     "DEED OF GUARANTEE" means a deed in the agreed form executed by CBRE in favour of the Partners to be delivered at Completion pursuant to sub-clause 9.3.3;

     "DISCLOSED SCHEMES" means:

     A. the Hillier Parker May & Rowden Superannuation Fund, established by a trust deed dated 10th September 1923 made between (1) William Angus Hillier and others and (2) Douglas Overall and Frederick Douglas Conrath (the "STAFF SCHEME");

     B.   the Hillier Parker May & Rowden Life Assurance Scheme;

     C. the Hillier Parker Management Services Limited Pension and Life Assurance Plan with General Accident;

     D. the Hillier Parker Management Services Limited Retirement and Death Benefits Scheme with London and Manchester;

     E. the Hillier Parker Management Services Limited Group Personal Pension Plan with Scottish Provident;

     F. the Hillier Parker Management Services Limited Group Personal Pension Plan with Norwich Union;

     G. the Hillier Parker May & Rowden Discretionary Retirement Benefits Plan; and

     H.   the Hillier Parker May & Rowden Supplementary Pension Scheme;

     "DISCLOSURE LETTER" means the letter from the Partners' Solicitors to the Purchaser's Solicitors in the agreed form delivered immediately prior to acceptance of this Offer and setting out disclosures against the Warranties;

     "EMPLOYEES" means all the employees engaged in the Business immediately before Completion whose names are set out in schedules attached to the Disclosure Letter;

     "EQUITY SHARE" means the shareholding of each Partner in the Partnership as a proportion of all such shareholdings, as set out in Schedule 1;

     "EXCLUDED LIABILITIES" means:

     A. any personal or partnership liability for taxation calculated by reference to the profits (or deemed profits) of the Business (whether such profits are income or capital profits) for which the Partners are or will become liable (including, without limitation, any liability of the Partners to capital gains tax, income tax or class 2 and 4 national insurance contributions), whether or not such a liability for taxation has arisen or will have arisen at Completion;

     B.   any liability of the Partners (or any one of them) inter se;

     C. any liability to former partners of the Partnership save as provided in sub-clause 8.8; and

     D. all other liabilities of the Business at Completion other than those which fall within the definition of "Liabilities";

     "FIXED PLANT AND MACHINERY" means the fixed plant and machinery and effects and all other fixtures and fittings employed in the Business at the Business Premises at Completion including, without limitation, those referred to in a list attached to the Disclosure Letter but excluding any landlord's fixtures and fittings;

     "GOODWILL" means the goodwill of the Partnership in relation to the Business together with the exclusive right, insofar as the Partners can grant it, for the Purchaser to represent itself as carrying on the Business in succession to the Partnership from Completion, together with all trade names associated with the Business;

     "HPI GROUP" means Hillier Parker International Limited ("HPI") and its direct and indirect subsidiaries as at the Completion Date, details of which are set out in Schedule 11;

     "INCENTIVE POOL" means the incentive pool to be established by the Purchaser for the benefit of senior employees of the Business (excluding, for the avoidance of doubt, the Partners) in accordance with the terms of
     Schedule 8;

     "INTELLECTUAL PROPERTY RIGHTS" means all inventions, patents, registered designs, design rights, database rights and copyrights, know-how and trade marks (whether registered or not) and the goodwill therein and applications for any of the same and any right or forms of protection of a similar nature and having equivalent or similar effect to any of them which may subsist anywhere in the world;

     "LEASES" means the leases and/or underleases under which the Business Premises are held and of which brief particulars are set out in Part I of
     Schedule 4 and includes all documentation supplemental to or associated with whose Leases and/or underleases and which are referred to in the Certificates of Title;

     "LIABILITIES" means the following liabilities of the Business at Completion (other than the Excluded Liabilities) that is to say such liabilities:

     A.  to the extent they are reflected in the Accounts;

     B. which are listed in schedules attached to the Disclosure Letter or fairly disclosed in the Disclosure Letter or in the Certificates of Title;

     C. which have been incurred in the ordinary course of the Business up to a maximum of (Pounds)25,000 (excluding VAT) per liability (treating liabilities arising out of the same facts or circumstances as one liability for the purposes of this sub-clause);

     D. to the extent that they are the burden of the Contracts (but not any liabilities relating to pre-Completion acts or omissions in breach of the Contracts, save to the extent otherwise included within the definition of Liabilities);

     E. which could reasonably be expected to have been covered by and to have been recoverable under the insurances in place in relation to the Business as at the date of this Offer (such insurances being detailed in a schedule attached to the Disclosure Letter) had such insurances been in force as at the date on which the existence of the liability was first notified to the Purchaser;

     F. which are amounts which would have been irrecoverable policy excesses in respect of such insurances (had such insurances been in force as at the date on which the existence of the liability was first notified to the Purchaser and provided that the claim could reasonably have been expected to have been covered by and to have been recoverable under the policy save as to such irrecoverable policy excesses) provided that no such amount shall be deemed to be a Liability to the extent that it would, together with any such amounts already paid and the amounts of any relevant claims previously made in accordance with the provisions of clause 12, exceed (Pounds)500,000 (excluding VAT);

     G. which are first disclosed to the Purchaser, or in respect of which the Purchaser otherwise first becomes aware that a liability may arise, after 31st December 2000 and the Purchaser shall without limitation be deemed to have become aware prior to 31st December 2000 that a liability may arise if it bona fide notifies the Partners thereof;

     H. which are referable to property management and/or building maintenance activities carried on in the ordinary course of the Business except for claims by the owner of the property or other person who has contracted for the supply of such services or by a government or governmental agency unless otherwise included in the definition of Liabilities;

     I. which are due to third parties by way of sub-agents' commission or otherwise ("THIRD PARTY PAYMENT") to the extent that (i) provision for such amounts is made in the Accounts or the Completion Accounts or
          (ii) the Partners, the Purchaser or such other owner of the Business, from time to time, receives payment out of which the Third Party Payment is due to be paid; or

     J. which fall upon the Partners in connection with or by reason of the Partnership's previous ownership of the HPI Group and/or by reason of indemnities provided by the Partners (whether before or after Completion) to directors of companies within the HPI Group and which are fairly disclosed in the Disclosure Letter;

     "MEMORANDUM" means a memorandum in the agreed form for the purposes of
     Section 2 Law of Property (Miscellaneous Provisions) Act 1989 executed by the Partners and the Purchaser to be delivered at Completion pursuant to clause 9;

     "MOVABLE PLANT AND MACHINERY" means the movable plant and machinery, tools, equipment and furniture employed in the Business at Completion including, without limitation, the vehicles and the movable plant and machinery of which brief particulars are set out in lists attached to the Disclosure Letter;

     "NOMINATED BANK ACCOUNT" means, in the case of the Partners, the Partners' Solicitors' clients account number 02500027 at National Westminster Bank plc, Bouverie House Branch, 156 Fleet Street, London EC4Y 1LT (sort code 50-21-16) and, in the case of the Purchaser, the bank account at a branch of a clearing bank in the United Kingdom nominated by the Purchaser for receipt of any payment due to it pursuant to the terms of this Offer;

     "NYSE" means the New York Stock Exchange, Inc.;

     "PARTNERS' ACCOUNTANTS" means Deloitte & Touche of Hill House, 1 Little New Street, London EC4A 3TR;

     "PARTNERSHIP" means the unlimited partnership of Hillier Parker May & Rowden, as constituted by a partnership agreement dated 1st May 1993 (the "PARTNERSHIP AGREEMENT") and governed by a partnership memorandum dated April 1996 (the "PARTNERSHIP MEMORANDUM");

     "PARTNERS' SOLICITORS" means Titmuss Sainer Dechert of 2 Serjeants' Inn, London EC4Y 1LT and "PARTNERS' SCOTTISH SOLICITORS" means Fyfe Ireland of Orchard Brae House, 30 Queensferry Road, Edinburgh EH4 2HG;

     "PRE-COMPLETION PERIOD" means the period commencing on 1st May 1998 and ending on the Completion Date;

     "PURCHASE PRICE" means (Pounds)44,500,000;

     "PURCHASERS' ACCOUNTANTS" means Arthur Andersen of 1 Surrey Street, London WC2R 2PS;

     "PURCHASER'S SOLICITORS" means Herbert Smith of Exchange House, Primrose Street, London EC2A 2HS and "PURCHASER'S SCOTTISH SOLICITORS" means Semple Fraser W.S. of 130 St Vincent Street, Glasgow G2 5HF;

     "REGISTRATION STATEMENT" means the Form S-3 registration statement under the Securities Act filed by CBRES and which became effective on 17th April 1998;

     "REGULATED COMPANIES" means Hillier Parker Financial Services Limited and Hillier Parker Investment Management Limited, two of the Companies;

     "RTPA" means the Restrictive Trade Practices Acts 1976 and 1977;

     "SCOTTISH PROPERTIES" means those of the Business Premises which are situated in Edinburgh or Glasgow;

     "SEC" means the United States Securities Exchange Commission;

     "SECURITIES ACT" means the United States Securities Act of 1933;

     "SFA" means the Securities and Futures Authority Limited;

     "SPECIFIED COMPANIES" means Hillier Parker Financial Services Limited, Hillier Parker Investment Management Limited and each company within the HPI Group;

     "SSAP" means a statement of Standard Accounting Practice in the United Kingdom as issued by the Accounting Standards Board;

     "TAXATION" means all forms of tax, duty, rate, levy or other imposition whenever and by whatever authority imposed and whether of the United Kingdom or elsewhere, including (without limitation) corporation tax, income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment), capital gains tax, inheritance tax, VAT, customs duties, excise duties, stamp duty, stamp duty reserve tax, national insurance and other similar contributions, any liability arising under Section 601 or under Section 703 of the Taxes Act and any other taxes, levies, duties, charges, imposts or withholdings corresponding to, similar to, replaced by or replacing any of them together with any interest, penalty or fine in connection with any such taxation and regardless of whether any such taxes, levies, duties, imposts, charges, withholdings, penalties or interest are chargeable directly or primarily against or attributable directly or primarily to the Business, the Partners, the Companies or any other person and of whether any amount in respect of any of them is recoverable from any other person;

     "TAXES ACT" means the Income and Corporation Taxes Act 1988;

     "TRADE INVESTMENTS" means the investments of the Partnership held in relation to the Business at Completion of which brief particulars are set out in Schedule 6;

     "TRADING DAY" means a day (other than a Saturday) on which the NYSE is open for trading;

     "UK GAAP" means accounting principles generally accepted in the United Kingdom;

     "VAT" means value added tax;

     "VATA" means the Value Added Tax Act 1994;

     "WARRANTIES" means the warranties of the Partners set out in Schedule 2;
     and

     "WORK IN PROGRESS" means the work-in-progress of the Business as at Completion.

1.2  In this Offer, unless the context requires otherwise:

     1.2.1 the index and clause and Schedule headings are inserted for convenience only and do not affect its interpretation;

     1.2.2 the Schedules form part of this Offer and have the same force and effect as if expressly set out in the body of this Offer and any reference to this Offer shall include the Schedules;

     1.2.3 a reference to a clause, sub-clause or Schedule is a reference to a clause or sub-clause of, or Schedule to, this Offer;

     1.2.4 a reference to this Offer or another instrument includes any variation or replacement of either of them;

     1.2.5 words and expressions defined in the Companies Acts have the same meaning as in those Acts;

     1.2.6 a reference to a statute or statutory provision includes a reference:

            (A) to that statute or provision as from time to time consolidated, modified, re-enacted or replaced by any statute or statutory provision;

            (B) to any repealed statute or statutory provision which it re-enacts (with or without modification); and

            (C)  to any subordinate legislation made under it;

     1.2.7  words in the singular include the plural, and vice versa;

     1.2.8 a reference to a person includes a reference to a firm, a body corporate, an unincorporated association or authority;

     1.2.9 a reference to a person includes a reference to his executors, administrators, successors (including, but not limited to, persons taking by novation) and assigns;

     1.2.10 if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

     1.2.11 references to any English legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official or any legal concept or thing in respect of any jurisdiction other than England are deemed to include what most nearly approximates in that jurisdiction to the English legal term;

     1.2.12 references to writing include any method of reproducing words in a legible and non-transitory form;

     1.2.13 a reference to a balance sheet or profit and loss account includes a reference to any note forming part of or attached to it;

     1.2.14 save as otherwise expressly provided herein, where any Warranty is qualified by the expression "to the best of the knowledge, information and belief of the Partners" or "as far as the Partners are aware" or any similar expression, knowledge or awareness of one Partner shall constitute knowledge or awareness of all of the Partners, and the Warranty shall be deemed to include an additional representation that it has been made after reasonable enquiry by each of the Partners;

     1.2.15 the warranty given by the Purchaser in sub-clause 12.11 is deemed to include an additional representation that it has been made after reasonable enquiry by Walter Stafford and John Haeckel; and

     1.2.16 references to documents "in the agreed form" are to documents agreed by or on behalf of the Partners and the Purchaser and initialled by them or on their behalf.

2.   THE OFFER

2.1 The Partners hereby offer for sale to the Purchaser, with full title guarantee, the Business as a going concern including the Business Assets (other than the Companies' Contracts and any other assets of the Companies) free from any option, charge, lien, equity, encumbrance, right of pre-emption or any other third party right (except as otherwise provided in this Offer Document, the Certificates of Title or in the Disclosure Letter) as at Completion.

2.2 The consideration for the sale and purchase of the Business shall be the Purchase Price.

2.3  The Purchase Price shall be satisfied as follows:

     2.3.1 (Pounds)38,250,000 in cash, payable by the Purchaser to the Partners (in accordance with their Equity Shares) at Completion;

     2.3.2 (Pounds)4,250,000 in Consideration Shares, credited as fully paid, the allotment of which by CBRES to the Partners (in accordance with their Equity Shares) shall be procured by the Purchaser within five
            (5) business days following the Completion Date; and

     2.3.3 following any adjustment as set out in sub-clause 12.14, the balance of the Purchase Price (if any) shall be paid by the Purchaser to the Nominated Bank Account of the Partners within 14 days of the final determination of the Annuities Cost.

2.4 The Purchase Price shall be allocated on the same basis as reflected in the Completion Accounts to the intent that any Business Asset to which a value is attributed in the Completion Accounts shall have the same value allocated to it for the purposes of this sub-clause 2.4 and the balance of the Purchase Price shall be allocated to the Goodwill.

2.5 The Consideration Shares shall be allotted free from any option, charge, lien, equity, encumbrance, right of pre-emption or other third party right and shall rank pari passu in all respects with the existing fully paid CBRES Shares in issue at Completion, together with the right to receive any dividend or other distribution declared, made or paid on or after Completion, except that such shares may only be sold pursuant to the terms of Regulation S promulgated pursuant to the Securities Act, the Registration Statement or any applicable exemption to the Securities Act.

2.6 The aggregate number of Consideration Shares shall be determined in accordance with the following formula:

                 (Pounds)4,250,000  x  Completion Exchange Rate
                 ----------------------------------------------
                          Completion CBRES Share Price

2.7 This Offer may only be accepted orally by a director of the Purchaser stating to the Senior Partner of the Partnership that the Purchaser accepts this Offer.

2.8 The Purchaser shall use its reasonable endeavours to procure that CBRES causes an amendment or prospectus with respect to the resale of the Consideration Shares (the "PROSPECTUS") to be filed with respect to the Registration Statement which becomes effective promptly following the Completion Date without being subject to any stop order or similar limitation imposed by the SEC and continues to be effective until 16th April 2000 to the intent that the Consideration Shares shall be freely marketable by the Partners pursuant to the Prospectus as soon as possible following Completion. The Purchaser shall also use its reasonable endeavours to procure that a draft of such amendment or Prospectus shall be delivered to the Board in advance of such filing in reasonable time to allow the Board to consider and comment upon the text thereof. If such a declaration of effectiveness or filing of the Prospectus which is immediately effective as aforesaid (not being subject to any stop order or similar limitation imposed by the SEC) has not taken place within 60 days following Completion, then the Partners shall be entitled, by giving notice in writing to that effect to the Purchaser by no later than the expiry of 10 business days following the end of such 60 day period, to elect that the Purchase Price shall be satisfied fully in cash and that accordingly the allotment of the Consideration Shares referred to in sub-clause 2.3.2 shall be cancelled and that the Purchaser shall instead pay to the Partners (in accordance with their Equity Shares) the sum of (Pounds)4,250,000, and the Purchaser shall thereupon forthwith (and in any event within the period of 5 business days following the giving of any such notice) pay the sum of (Pounds)4,250,000 by CHAPS automated transfer to the Partners' Solicitors clients account and the receipt by the Partners' Solicitors of the said monies shall be a valid discharge of the Purchaser's obligations in this regard. The Partners recognise that CBRES may suspend the operation of the Registration Statement from time to time to reflect CBRES's decision not to prematurely disclose potential material information but the Purchaser warrants that the application of such periods of suspension will not exceed in the aggregate 90 days during the period from Completion to 16th April 2000.

2.9 With respect to the Consideration Shares each Partner represents and warrants that:

     2.9.1 he or she is not a United States Person (as defined in Regulation S promulgated pursuant to the Securities Act) and is not acquiring the Consideration Shares for the account or benefit of any United States Person;

     2.9.2 he or she will resell the Consideration Shares only (a) in accordance with Regulation S, (b) pursuant to registration under the Securities Act or (c) pursuant to an exemption from the registration requirements of the Securities Act; and

     2.9.3 he or she will not engage in hedging transactions with respect to the Consideration Shares.

2.10 The certificates for the Consideration Shares will bear a legend that (a) the transfer of the Consideration Shares is prohibited except in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act and (b) hedging transactions may not be conducted with respect to the Consideration Shares except in accordance with the Securities Act.

2.11 The Purchaser will refuse to register any transfer of the Consideration Shares not made in accordance with Regulation S, pursuant to a registration under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

3.   LIABILITIES

3.1 Acceptance of this Offer by the Purchaser shall, subject to Completion taking place, constitute an agreement by the Purchaser to assume responsibility for and to discharge or procure the discharge of all of the Liabilities, including the Liabilities of the Regulated Companies to the extent that they fall to be discharged prior to 31st December 1998, but excluding the Liabilities of the other Companies.

3.2 Where the Partners are entitled to recover from some other person (other than any of the Employees) any sum in respect of any matter or event which could give rise to a Liability the Partners shall, if so requested by the Purchaser and at the Purchaser's cost, take all appropriate steps (including, if appropriate and if so requested by the Purchaser, allowing the Purchaser to pursue recovery of the sum in question other than against any of the Employees) to recover that sum and any sum recovered will reduce the amount of the Liability (and, in the event of the recovery being delayed until after the Liability has been satisfied by the Purchaser, shall be paid to the Purchaser after deduction of all reasonable costs and expenses of the recovery).

3.3 Acceptance of this Offer by the Purchaser shall not transfer nor be deemed to transfer to the Purchaser nor constitute nor be deemed to constitute an acceptance or assumption by the Purchaser of any of the Excluded Liabilities, whether in relation to the Business or otherwise, save as expressly set out in this Offer or in any document in the agreed form and the Partners shall indemnify the Purchaser in respect of the Excluded Liabilities (save as aforesaid).

3.4 If so requested by the Board on behalf of the Partners the Purchaser shall, from the Completion Date, pay such amounts (not exceeding (Pounds)25,000 per annum in the aggregate) to companies within the HPI Group as shall be required to enable such companies to meet their continuing administration costs.

3.5 The Partners undertake to indemnify the Purchaser and the Companies in respect of all liabilities of the Companies as at Completion which would have been Excluded Liabilities had they been liabilities of the Partners.

4.   THE REGULATED COMPANIES

4.1 The sale of shares in the Regulated Companies pursuant hereto is conditional upon

     4.1.1 the consent of SFA, and the Purchaser shall use its reasonable endeavours to procure such consent.

4.2 If the sale of either of the Regulated Companies does not become unconditional by 31st December 1998, that Regulated Company shall not be sold hereunder and:

     4.2.1 the Partners shall procure that unless otherwise agreed that Regulated Company shall cease to use the words "Hillier" and "Parker" in its corporate name or as a trading or business name; and

     4.2.2 the Partners shall use their reasonable endeavours to procure that the relevant Regulated Company ceases to carry on business.

4.3 Pending completion of the sale of the Regulated Companies to the Purchaser hereunder, the Partners shall use their reasonable endeavours to procure that the Regulated Companies carry on their activities in the normal course in a manner which, as far as reasonably practicable, is in the interests of the Business as carried on by the Purchaser.

4.4  On completion of the sale of a Regulated Company hereunder:

     4.4.1 the Partners shall deliver or cause to be delivered to the Purchaser or the Purchaser's Solicitors:

            (A) a duly executed transfer to the Purchaser or its nominee of all of the issued ordinary shares of the relevant Regulated Company (the "SHARES") together with definitive share certificates for them in the names of the relevant transferors;

            (B) any power of attorney under which any document is executed on behalf of the relevant transferors;

            (C) in the case of a transferor who is not registered as the holder of any of the Shares in the relevant Regulated Company sold by him only, evidence to the Purchaser's satisfaction of his title or right to sell those Shares;

            (D) any waivers, consents or other documents required to vest in the Purchaser the full beneficial ownership of the Shares and enable the Purchaser to procure them to be registered in the name of the Purchaser or its nominee;

            (E) the certificate(s) of incorporation, common seal, all statutory and minute books (which shall be written up to, but not including, the date of completion of the sale) and share certificate book of the relevant Regulated Company together with all unused share certificate forms;

            (F) the written resignations of all directors of and the secretary of the relevant Regulated Company (other than any director or secretary whom the Purchaser may wish to remain in office) executed as a deed in the agreed terms; and

            (G) a notice of resignation of the existing auditors of the relevant Regulated Company containing a statement that there are no circumstances connected with such resignation which the auditors consider should be brought to the attention of the members or creditors of the relevant Regulated Company in accordance with Section 394 of the Act.

     4.4.2 the Partners shall procure that the following business is transacted at a meeting of the directors of the relevant Regulated Company:

            (A) the directors of the relevant Regulated Company shall approve the transfers of the Shares for registration and the entry of the transferee(s) in the register of members of the relevant Regulated Company, in each case subject only to the transfers being subsequently presented duly stamped;

            (B) the situation of the registered office of the relevant Regulated Company shall be changed to that nominated by the Purchaser;

            (C) all existing mandates for the operation of the bank accounts of the relevant Regulated Company shall be revoked and new mandates issued giving authority to those persons nominated by the Purchaser;

            (D) the accounting reference date of the relevant Regulated Company shall be changed to 31st December;

            (E) any person nominated by the Purchaser for appointment as a director or the secretary of the relevant Regulated Company shall be so appointed; and

            (F) Arthur Andersen shall be appointed to replace the existing auditors of the relevant Regulated Company.

4.5  The Partners agree to use their reasonable endeavours to procure that:

     4.5.1 as soon as practicable following Completion each company within the HPI Group shall cease to use the words "Hillier" and "Parker" in its corporate name or as a trading or business name;

     4.5.2 pending the completion of any transfer to the Purchaser of 51 per cent. or more of the issued ordinary share capital of HPI which may be agreed following Completion (it being acknowledged that no such agreement exists as at the date of this Offer):

            (A) the Partners shall not undertake any further or additional contractual obligation or expand any existing contractual obligation to any company within the HPI Group or any director of any such company which would or could have the effect of increasing the exposure of the Purchaser pursuant to the provisions of sub-clause 3.1 in the context of paragraph J. of the definition of "Liabilities"; and

            (B) any person nominated by the Purchaser to be appointed as a director or secretary of any company within the HPI Group shall be so appointed and the Purchaser agrees to nominate Walter Stafford and John Haeckel as directors and secretaries of the companies within the HPI Group with effect from Completion.

5.   COMPLETION ACCOUNTS

5.1 The Partners shall, as soon as reasonably practicable after Completion and in any event by no later than 30th September 1998, procure the preparation by the Partners' Accountants of draft Completion Accounts on a basis consistent with the Accounts (save that Work in Progress shall be valued in accordance with SSAP 9 and that where no accounting policy previously existed in relation to any matter such matter shall be dealt with in accordance with UK GAAP).

5.2 Such draft Completion Accounts shall be sent as soon as reasonably practicable to the Purchaser, the Partners and the Purchaser's Accountants.

5.3 The Purchaser's Accountants shall be entitled to review the Completion Accounts and to discuss with the Partners' Accountants any matters arising therefrom. The Partners shall procure that the Partners' Accountants provide to the Purchaser's Accountants all reasonable assistance to perform its obligations hereunder, including (without limitation) access to all working papers. The Purchaser shall have the right to serve notice on the Board within 30 days of receipt of the draft Completion Accounts to the effect that it does not accept that the draft Completion Accounts have been prepared in compliance with the provisions of this Offer Document. Any such notification shall be accompanied by a letter from the Purchaser's Accountants giving detailed reasoning in writing for any such non-acceptance. In the case of non-acceptance, the Purchaser and the Board shall (in conjunction with the Partners' Accountants and Purchaser's Accountants) meet and discuss the Purchaser's objections in order to seek to reach agreement upon such adjustments (if any) to the draft Completion Accounts as are acceptable to the Board and the Purchaser in order to put such draft documents in final form. If the Purchaser does not so notify the Board within the said 30 day period, then the Purchaser shall be deemed to have accepted the draft Completion Accounts delivered to it as the Completion Accounts.

5.4 If there is no such dispute, or such dispute is so resolved or settled, the Partners shall procure that the Partners' Accountants give an opinion on the Completion Accounts in a form similar to that adopted in the Accounts (which shall be in the form of the draft delivered to the Purchaser with such changes (if any) as reflect the resolution or settlement of such dispute).

5.5 If the Purchaser and the Board are unable to resolve all such differences of views within 30 days following the notification of objections by the Purchaser, the matters in dispute shall be referred on the application of either the Board or the Purchaser to an independent firm of internationally recognised chartered accountants to be appointed by (in default of nomination by agreement between the Board and the Purchaser) the President for the time being of the Institute of Chartered Accountants in England and Wales for resolution. In giving its decision, the firm so appointed shall state what adjustments (if any) are necessary to the draft Completion Accounts in order for them to have been prepared in accordance with this clause. Any such decision shall be final and binding on all concerned and shall be given by them as experts and not as arbitrators. Such independent firm of accountants shall be entitled, in rendering their decision, to take into account only such evidence and information as the Board and Purchaser shall have put forward to such expert.

5.6 All costs of the Partners' Accountants and the Purchaser's Accountants pursuant to the provisions of this clause shall be borne by the Purchaser.

5.7 The Partners shall be entitled to withdraw in the Pre-Completion Period or to receive after Completion the following amounts from the Business:

     5.7.1 the amounts set against their respective names in Schedule 10 under the heading "Total per Partner"; plus

     5.7.2 amounts standing to the credit of their current or loan accounts or tax or deferred tax reserves of the Partners as set out in the Accounts; plus or minus

     5.7.3 amounts payable by them in respect of income tax on the profits of the Business, including any profit arising on the uplift in the value of Work in Progress over the level in the Accounts, accrued in the Pre-Completion Period less an amount equal to 40 per cent. of the amounts shown in the "Total per Partner" column set out in
            Schedule 10; less

     5.7.4 the amount by which in aggregate the liability of the Partners to capital gains tax by reference to the sale of the Business pursuant to the Agreement is reduced as a result of Work in Progress being valued at a higher level in the Completion Accounts than in the Accounts.

5.8 If and to the extent that amounts have been withdrawn from the Business by the Partners in the Pre-Completion Period or (as the case may be) transferred to the Purchaser as part of the Business Assets pursuant to the Agreement, in either case in excess of the amounts which should have been so paid or so transferred to give effect to sub-clause 5.7, then a balancing payment shall be made by the Partners to the Purchaser (or vice versa) as soon as practicable following the identification of the relevant excess. The provisions of sub-clause 9.4 shall apply mutatis mutandis in respect of any payments made by the Purchaser pursuant to this sub-clause 5.8.

5.9 For the avoidance of doubt, the Partners' capital accounts shall be retained within the Business following Completion and no amounts shall be payable to the Partners in respect thereof save only if and to the extent that such capital accounts as reflected in the Accounts need to be reduced to reflect any reduction in the value of the net assets of the Business as a result of (and to the extent that) the amounts due to Partners for the Pre-Completion Period pursuant to sub-clauses 5.7.1 and 5.7.3 exceed the consolidated profit or loss of the Business for that period.

6.   THE BUSINESS PREMISES

     The provisions of Part II of Schedule 4 shall apply in respect of the Business Premises.

7.   THE EMPLOYEES AND THE DISCLOSED SCHEMES

7.1 The provisions of Part I of Schedule 5 shall apply in respect of the Employees.

7.2 The Purchaser shall consent or shall procure the consent of the Firm (as defined in the Staff Scheme) to amendments to the Staff Scheme in the terms specified in Part II of Schedule 5.

8.   THIRD PARTY CONSENTS AND THE CONTRACTS

8.1 If any consent or agreement of any third party is required to the transfer of the benefit of any of the Business Assets to be transferred hereunder and has not been obtained at or prior to Completion to the reasonable satisfaction of the Purchaser, the Partners and the Purchaser shall use their respective reasonable endeavours to obtain that consent or agreement as soon as possible following Completion.

8.2 After Completion, and until such time as that consent or agreement is obtained to the reasonable satisfaction of the Purchaser and the full benefit of such Business Assets transferred to the Purchaser, the Partners shall be deemed to hold the benefit of the applicable Business Assets on trust for the Purchaser and the Purchaser shall be entitled to the use and enjoyment of those Business Assets as against the Partners and to receive the income therefrom (if any) to the extent that the Partners are not constrained by operation of law or any third party from granting such use or enjoyment or the right to receive any income to the Purchaser, subject always to the Purchaser maintaining any such Business Assets in a good state of repair (fair wear and tear excepted) and providing adequate insurance in respect of them, noting the Partners' interests on any applicable insurance policy effected by the Purchaser.

8.3 The provisions of sub-clauses 8.1 and 8.2 shall not apply to any consent, approval or licence required from any reversioner in relation to the assignment of the Leases.

8.4 The Purchaser shall assume responsibility as from Completion for the due performance of the Contracts but not for the performance of any of the Companies' Contracts. Insofar as the Contracts (other than the Companies' Contracts) comprise the benefit and burden of contracts which cannot be effectively assigned by the Partners to the Purchaser except by novation, with or without the prior consent or other agreement of any third party, the Partners and the Purchaser shall co-operate and do anything which may reasonably be required to ensure, insofar as each is able, that the relevant Contracts are novated or the necessary consent or other agreement is obtained, in each case on terms reasonably satisfactory to the Purchaser, as soon as possible after Completion.

8.5 Pending the receipt of any required novation, consent or other agreement, the Purchaser shall as from Completion perform at the Purchaser's expense the outstanding obligations of the Partners under the Contracts (other than the Companies' Contracts).

8.6 The Partners undertake (so far as they are able) not to do or omit to do or allow anyone to do or not to do anything which might render void or voidable any professional indemnity insurance in relation to the acts of omissions of the Partnership prior to Completion.

8.7 The Purchaser shall indemnify and keep indemnified the Partners against all costs, expenses, claims, demands, proceedings and damages which may be suffered or incurred by the Partners in respect of the Liabilities.

8.8 In respect of the Annuity Obligations, the Purchaser shall discharge them by paying to such Annuitants as soon as reasonably practicable such capital sum as may be agreed between the Board and the relevant Annuitant by 31st July 1998 as regards persons named in Part I of Schedule 9 or 31st August 1998 in respect of persons named in Part II of Schedule 9 or, in the absence of such agreement, purchasing such annuity policy for the benefit of the relevant Annuitant as may be approved by the Board.

8.9 The insurance cover maintained by the Purchaser in respect of the Business shall be sufficient to provide run-off cover for the benefit of the Partners in respect of any liabilities for professional negligence arising at any time prior to Completion to such extent as shall be required by the rules of the Royal Institute of Chartered Surveyors.

9.   COMPLETION

9.1 Completion shall take place at 77 Grosvenor Street, London W1A 2BT on 7th July 1998 immediately following the acceptance of this Offer or at such other place or time as the Purchaser and the Partners may agree.

9.2 At Completion, the Partners shall deliver or cause to be delivered to the Purchaser or the Purchaser's Solicitors or, in the case of the Certificates of Title for the Scottish Properties, the Purchaser's Scottish Solicitors (or, in relation to any matter where such delivery would be impracticable, deliver instead a letter confirming the whereabouts of the relevant document(s) or assets and that the same are under the control of the Partners and to be held for the benefit of the Purchaser):

     9.2.1 such documents as the Purchaser may reasonably require to complete the sale and purchase of the Business Assets including, without limitation, the forms of conveyance, transfer and/or assignment specified in the following provisions of this clause (excluding those relating to each Business Premises which will be handed over on completion of the relevant assignment or on completion of the transactions referred to in paragraph 11 of Part II of Schedule 4);

     9.2.2 all deeds and documents of title (if any) relating to any of the Business Assets (excluding those relating to each Business Premises, which will be handed over on completion of the relevant assignment or on completion of the transactions referred to in paragraph 11 of
            Part II of Schedule 4);

     9.2.3 in respect of those of the Leases (if any) for which consent to assignment has been obtained the assignments required to vest title in each of the relevant Business Premises into the name of the Purchaser including:

            (A) written evidence in a form reasonably satisfactory to the Purchaser of the consent of any reversioner to any Lease which has at that time been given so as to enable that Lease to be assigned in accordance with Part II of Schedule 4; and

            (B) in respect of any of the Business Premises where the Partners are lessor, written authority signed by or on behalf of the Partners addressed to the lessee informing him of the sale and purchase of the applicable Business Premises and requiring the lessee to pay all future rents and other amounts due to the lessor to the Purchaser;

     9.2.4 the Certificates of Title duly signed by the Partners' Solicitors or the Partners' Scottish Solicitors;

     9.2.5 occupation of each of the Business Premises in accordance with Part II of Schedule 4 and possession of all other Business Assets to be sold in accordance with the terms of this Offer and title to those Business Assets which are capable of transfer by delivery shall pass on such delivery;

     9.2.6 assignments of each of the Business Intellectual Property Rights in the agreed form, in each case duly executed by or on behalf of the Partners or the registered holder (as the case may be);

     9.2.7 deeds of covenant, each in the agreed form, duly executed by each of the Partners respectively;

     9.2.8 duly executed transfers to the Purchaser in respect of the entire issued share capital of the Companies (other than the Specified Companies) and (where appropriate) the Trade Investments, together with definitive share certificates for the relevant shares in the name of the transferor;

     9.2.9 employment agreements, each in the agreed form, duly executed by each of the Partners respectively;

     9.2.10 the Business Records duly completed and up to date in all respects but so that, to the extent that the Partners are required by law to retain any of them, the Partners may deliver copies of the appropriate documents to the Purchaser subject to the provisions of clause 0;

     9.2.11 a power of attorney in the agreed form executed by all of the Partners whereby any of D Newell, R Grant or R Farnes is authorised to execute in favour of the Purchaser assignments or transfers of the Goodwill, the Business Intellectual Property Rights, the benefit of the Contracts and the Book Debts, provided that in doing so the attorney shall not breach any applicable law or create any liability on the part of the Partners or increase any existing liability on the part of the Partners;

     9.2.12 all original deeds and documents (or certified copies thereof) in relation to the Disclosed Schemes;

     9.2.13 a deed of novation (in relation to the Staff Scheme) in the agreed form executed by the Partners and the Trustees of the Staff Scheme;

     9.2.14 the Memorandum in the agreed form duly executed by or on behalf of each of the Partners in duplicate;

     9.2.15 the certificate(s) of incorporation, common seal (if any), all statutory and minute books (which shall be written up to, but not including, the date of Completion) and share certificate book of each Company (other than the Specified Companies) together with all unused share certificate forms;

     9.2.16 a notice of resignation of the existing auditors of each Company (other than the Specified Companies) containing a statement that there are no circumstances connected with such resignation which the auditors consider should be brought to the attention of the members or creditors of the relevant Company in accordance with Section 394 of the Act; and

     9.2.17 minutes of a meeting of the directors of each of the Companies (other than the Specified Companies):

            (A) approving the transfer to the Purchaser of the shares in the relevant Company for registration and the entry of the Purchaser in the register of members of the relevant Company, in each case subject only to the transfers being subsequently presented duly stamped;

            (B) revoking all existing mandates for the operation of the bank accounts of the relevant Company and issuing new mandates giving authority to those persons nominated by the Purchaser;

            (C) changing the accounting reference date of the relevant Company to 31st December; and

            (D) appointing Arthur Andersen to replace the existing auditors of the relevant Company.

9.3 Subject to the performance by the Partners of their obligations under sub-clause 9.2, the Purchaser shall:

     9.3.1 pay the sum of (Pounds)38,250,000 by CHAPS automated transfer for same day value to the Nominated Bank Account of the Partners at Completion or, if Completion takes place after 2.00 p.m. on the Completion Date, on the business day following the Completion Date together with any interest (less any applicable tax) earned thereon overnight;

     9.3.2 procure that CBRES delivers to the Partners' Solicitors certificates in respect of the Consideration Shares within five (5) business days following the Completion Date; and

     9.3.3  deliver to the Partners' Solicitors at Completion:

            (A)  the Deed of Guarantee duly executed by CBRE;

            (B) evidence in a form satisfactory to the Partners of the authority of the Purchaser to have accepted this Offer and of the Purchaser and of CBRE to execute and perform the documents and other obligations to be executed and performed by them at or following Completion in pursuance of the Purchaser's acceptance of this Offer;

            (C) the Memorandum in the agreed form duly executed by or on behalf of the Purchaser in duplicate; and

            (D) employment agreements, each in the agreed form, duly executed by the Purchaser.

9.4 The receipt by the Partners' Solicitors of the monies and certificates specified in sub-clauses 9.3.1 and 9.3.2 shall be a valid discharge of the Purchaser's obligations under this clause and clause 2.

9.5 At Completion, subject to the performance by the Partners of their obligations under sub-clause 9.2, the Purchaser shall adopt incentive arrangements which comply with the terms of Schedule 8.

10.  DEFAULT AT COMPLETION

10.1 The Purchaser shall not be obliged to complete its acquisition of the Business and Business Assets pursuant to its acceptance of this Offer until the Partners comply in all material respects with the requirements of sub-clause 9.2.

10.2 If the requirements of sub-clause 9.2 remain unfulfilled in any material respect at the time and on the date set for Completion, the Purchaser may:

     10.2.1 proceed to Completion as far as practicable (including, at the Purchaser's option, completion of the purchase of some only of the Business Assets) and in any case without prejudice to its rights under the Agreement; or

     10.2.2 rescind the Agreement without liability to the Partners in which case and from that date the provisions of this Offer (other than clause 17 (Announcements) and clause 19 (Costs)) shall have no effect and neither the Purchaser nor the Partners shall have any liability under them (but without prejudice to the rights of either of the Purchaser or the Partners in respect of any antecedent breach).

11.  WARRANTIES

11.1 The Partners warrant to the Purchaser in the terms of the warranties set out in Schedule 2.

11.2 The Partners acknowledge that, in accepting this Offer, the Purchaser will rely upon the Warranties made by the Partners immediately prior to such acceptance by the Purchaser, with the intention of inducing the Purchaser to accept this Offer.

11.3 Each of the Warranties shall be construed as a separate warranty and is given subject to the matters of which materially true and accurate details are fairly given in the Disclosure Letter but (save as expressly provided to the contrary) shall not otherwise be limited or restricted by reference to or inference from any other matter including the terms of any other Warranty or any other term of this Offer.

11.4 The Partners shall not (in the event of any claim being made against them in connection with the sale of the Business and the Business Assets to the Purchaser) make any claim against any of the Employees on whom it may have relied before agreeing to any term of this Offer or the content of any of the Warranties or authorising any statement in the Disclosure Letter.

11.5 Subject as provided in sub-clause 12.11 the Purchaser shall be entitled to claim both before and after Completion that any of the Warranties is or was untrue or misleading or has or had been breached even if the Purchaser knew or could have discovered on or before Completion that the Warranty in question was untrue, misleading or had been breached and Completion shall not in any way constitute a waiver of any of the Purchaser's rights.

11.6 The rights and remedies of the Purchaser in respect of a breach of any of the Warranties shall not be affected by Completion, by any investigation made by or on behalf of the Purchaser into the Business, by the giving of any time or other indulgence by the Purchaser to any person or by any other cause whatsoever except a specific waiver or release by the Purchaser in writing. Such a waiver or release shall not prejudice or affect any remaining rights or remedies of the Purchaser.

11.7 Each of the Partners severally undertakes to indemnify and keep indemnified the Purchaser on an after tax basis from and against his appropriate proportion of any claims, liabilities, losses, costs and expenses which the Purchaser may suffer or incur as a result of any of the Warranties being untrue or misleading in whole or in part or which may be made against the Purchaser either before or after the commencement of and arising out of, or in respect of, any action in connection with:

     11.7.1 the settlement of any claim that any of the Warranties is untrue or misleading or has been breached;

     11.7.2 any legal proceedings taken by the Purchaser claiming that any of the Warranties is untrue or misleading or has been breached and in which judgement is given for the Purchaser; and

     11.7.3  the enforcement of any such settlement or judgement.

12.  LIMITATION ON LIABILITY AND POST COMPLETION ADJUSTMENTS

12.1 In this clause "RELEVANT CLAIM" means a claim in respect of any of the Warranties (excluding Warranty 11.1).

12.2 No relevant claim shall be made unless written notice containing specific details of the relevant claim is served on the Partners before 31st December 2000.

12.3 The aggregate amount of the liability of the Partners in respect of all relevant claims and in respect of any claim for breach of any other provision of the Agreement shall not exceed (Pounds)42,500,000.

12.4 No liability shall attach to the Partners in respect of relevant claims unless the aggregate amount of the liability of the Partners in respect of all such relevant claims and insurance policy excesses which the Purchaser is required to pay by virtue of paragraph G of the definition of "Liabilities" shall exceed (Pounds)500,000 (calculated without reference to any individual claim for (Pounds)20,000 or less) and no relevant claim shall be made unless the individual claim exceeds (Pounds)20,000 save where the said level of (Pounds)500,000 has been exceeded.

12.5 The amount of the liability of each of the Partners to the Purchaser in respect of any relevant claim (and a claim in respect of Warranty 11.1) shall not exceed his appropriate proportion of the amount (including as to costs) of the claim.

12.6 None of the Partners shall be liable in respect of a relevant claim:

     12.6.1 if it would not have arisen but for anything voluntarily done or omitted to be done after Completion by the Purchaser or its agents and whereby a breach of the Warranties was created which would otherwise not have come into existence;

     12.6.2  to the extent that it arises or is increased as a result only of:

             (A)  an increase in rates of taxation after Completion;

             (B) any change in generally accepted accounting practice after Completion; or

             (C) the passing of any legislation, or making of any subordinate legislation after Completion;

     12.6.3 to the extent that the Purchaser is or would if a claim were made be indemnified by insurance in respect thereof or would have been so indemnified had it maintained insurance cover in relation to the Business on the same terms and at the same levels as that maintained by the Partnership as at the date of this Offer (details of such insurance being set out in the list attached to the Disclosure Letter); or

     12.6.4 which is a claim in respect of taxation to the extent that it arises or is increased solely because of any claim, election, surrender or disclaimer made or notice or consent given or other thing done under the provisions of any legislation relating to taxation (or any failure or omission to make, give or do the same where the Partners had notified the Purchaser of any such requirement) after Completion by the Purchaser or any of the Companies.

12.7 Where the Purchaser is entitled to recover from some other person (other than any of the Employees) any sum in respect of any matter or event which could give rise to a relevant claim, the Purchaser shall, if so requested by the Partners and at their cost, take all appropriate steps (including, if appropriate and if so requested by the Partners, allowing the Partners to pursue recovery of the sum in question other than against any of the Employees) to recover that sum before making the relevant claim, and any sum recovered will reduce the amount of the relevant claim (and, in the event of the recovery being delayed until after the relevant claim has been satisfied by the Partners, shall be paid to the Partners, after deduction of all reasonable costs and expenses of the recovery).

12.8 The Partners shall not be liable to satisfy any relevant claim if and to the extent that such claim is based upon a liability which is contingent only unless and until such contingent liability becomes an actual liability and is due and payable, provided that this sub-clause shall not operate to avoid any claim made in respect of a contingent liability of which notice has been given within the time limit referred to in sub-clause 12.2.

12.9 If the Purchaser shall receive any claim from a third party (a "THIRD PARTY CLAIM") which might constitute or give rise to a liability on the Partners and in respect of all or part of which the Purchaser is obliged to indemnify the Partners, the Purchaser shall (subject to being indemnified and secured to its reasonable satisfaction against all costs and expenses for which it may become liable) take such action as the Partners may reasonably request to avoid, dispute, resist, appeal, compromise or defend or mitigate any such Third Party Claim and shall not make any admission of or settle or compromise any liability which it or the Partners may have in relation to the Third Party Claim without the prior written consent of the Partners (such consent not to be unreasonably withheld or delayed).

12.10 The amount of any successful claim against the Partners under the Warranties (including a claim under Warranty 11.1) shall be deemed to constitute a reduction in the Purchase Price.

12.11 The Purchaser warrants to the Partners that neither Walter Stafford (its General Counsel) nor John Haeckel (its Chief Financial Officer) are aware as at the date of acceptance of this Offer of any facts or circumstances which may give rise to any liability on the part of the Partners under the Warranties.

12.12 Where the Purchaser is entitled to bring a relevant claim in respect of Warranty 7.2, the amount of such relevant claim shall take full account of both the revenue received or reasonably likely to be received by the Purchaser pursuant to the relevant Contract (other than revenue reflected in the Completion Accounts as a receivable or as Work in Progress) and the expenses associated with the Contract (other than expenses accrued in the Completion Accounts).

12.13 The Purchaser shall, subject to being indemnified to its satisfaction by the Partners against any costs and expenses which it might thereby incur, take reasonable steps to mitigate any loss arising out of a breach of any of the Warranties or any other loss in respect of which the Partners would be liable to indemnify the Purchaser pursuant to the terms of the Agreement PROVIDED THAT the Purchaser shall not be required to take such steps if and to the extent that, in the Purchaser's reasonable opinion, the action in question would or could have an adverse effect upon the Business or the business or reputation of any company within the CBRES Group. The Purchaser shall deal with the Board for the purposes of agreeing any indemnity to be given by the Partners pursuant to this sub-clause 12.13 and, for the avoidance of doubt, the Purchaser shall be under no obligation to take any steps to mitigate any loss arising out of a breach of any of the Warranties or any other loss in respect of which the Partners would be liable to indemnify the Purchaser pursuant to the terms of the Agreement unless and until such an indemnity has been given by the Partners.

12.14 The sum of (Pounds)2,000,000 (representing the balance of the Purchase Price) due to the Partners in accordance with sub-clause 2.3.3 shall be reduced by the amount of any bona fide claim made by the Purchaser in respect of Warranty 11.1.

13.    PURCHASER'S RIGHTS

       The rights, including rights of rescission, conferred on the Purchaser by its acceptance of this Offer shall be in addition and without prejudice to all other rights and remedies available to the Purchaser. No exercise or invoking of, or failure to exercise or invoke, a right or remedy or delay in the exercise or invoking of a right or remedy under the Agreement or otherwise shall constitute a waiver of that right or remedy by the Purchaser nor shall the giving of any time or other indulgence by the Purchaser to any other person constitute such a waiver.

14.    THIRD PARTY NOTICES

       At or as soon as possible after Completion, the Partners will co-operate with the Purchaser in despatching, at the Purchaser's cost, notices substantially in the agreed form to the Employees and to the suppliers, agents, distributors, clients and customers of the Business and such other third parties as the Purchaser may reasonably request informing them of the transfer of the Business.

15.    ACCESS TO INFORMATION

       The Partners shall procure that, insofar as any of the Business Records are required by law to be retained by them after Completion, those Business Records shall be properly and diligently maintained and protected and that, as from Completion, the Purchaser and any persons authorised by it shall be given full access to those Business Records and to the employees, premises, plant, machinery, and other books of account, records and documents of the Partnership as it may reasonably require for the purposes of the Business and that the employees and auditors and other professional advisers of the Partners shall be instructed to give promptly to the Purchaser and any persons authorised by it all information as it may reasonably require.

16.    VAT AND RELATED MATTERS

16.1 The Partners and the Purchaser shall use all reasonable endeavours to procure that any sale of the Business Assets pursuant to the Purchaser's acceptance of this Offer is treated by HM Customs & Excise as a transfer of a business as a going concern for the purposes of both Section 49(1) VATA and article 5 of the Value Added Tax (Special Provisions) Order 1995 SI 1995/1268 save that the Partners shall not be required by virtue of this sub-clause to make any appeal to any court against any determination of HM Customs & Excise that that sale does not fall to be so treated.

16.2 The Partners and the Purchaser shall give notice or shall procure that notice is given of the transfer of the Business pursuant to the Purchaser's acceptance of this Offer to HM Customs & Excise as required by paragraphs 11 or 12 of Schedule 1 of VATA or by regulation 5 of the Value Added Tax Regulations 1995 or as otherwise required by law.

16.3 The Partners shall, as soon as reasonably practicable after Completion, deliver to the Purchaser either:

       16.3.1 to the extent that they are not included among the Business Records delivered at Completion, all the records of the Business for VAT purposes that are required under Section 49(1)(b) VATA to be preserved by the Purchaser in place of the Partners; or

       16.3.2 a written direction from HM Customs & Excise to the effect that the records of the Business for VAT purposes required to be preserved by Section 49(1)(b) VATA shall be retained by the Partners.

16.4 If sub-clause 16.3.1 applies, the Purchaser shall, for a period of not less than six years from Completion (or for such longer period as may be required by law), preserve the records delivered to it by the Partners pursuant to sub-clause 16.3.1 and, upon being given reasonable notice by the Partners, the Purchaser shall make those records available to the Partners or their agents for inspection or copying (at the Partners' cost).

16.5 If sub-clause 16.3.2 applies, the Partners shall, for a period of not less than six years from Completion (or for such longer period as may be required by law), preserve the records retained by them pursuant to sub-clause 16.3.2 and, upon being given reasonable notice in writing by the Purchaser, the Partners shall make those records available to the Purchaser or its agents for inspection or copying (at the Purchaser's cost).

16.6 Pursuant to the Purchaser's acceptance of this Offer the Purchaser shall warrant to the Partners that:

       16.6.1  it is a taxable person within the meaning of VATA;

       16.6.2 it intends to use the Business Assets in the course of furtherance of a business of the same kind as that carried on by the Partners; and

       16.6.3 it will before Completion elect to waive exemption from VAT in relation to the Business Premises in Manchester, Glasgow and Edinburgh in respect of which the Partners have waived exemption before Completion, under paragraph 2 of Schedule 10 to VATA, such election to take immediate effect, give notice of such election to HM Customs & Excise prior to Completion, produce to the Partners satisfactory evidence of the receipt by HM Customs & Excise of that notice and not revoke such election.

16.7 If, notwithstanding the provisions of sub-clause 16.1, HM Customs & Excise determines that VAT is chargeable in respect of the supply of all or any part of the Business Assets pursuant to the Purchaser's acceptance of this Offer, the Partners shall notify the Purchaser in writing of that determination within five business days of its being so advised by HM Customs & Excise and the Purchaser shall, pay to the Partners by way of additional purchase price a sum equal to the amount of VAT determined by HM Customs & Excise to be so chargeable within 10 business days after receipt of the notice from the Partners of that determination (against delivery by the Partners of any appropriate tax invoice for VAT purposes) and in addition shall within the said period of 10 business days pay any penalty or interest for which the Partners are liable in relation to such VAT where such penalty or interest arises in consequence of a breach by the Purchaser of the warranties in sub-clause 16.6.

16.8 If the Purchaser reasonably disagrees with the determination of HM Customs & Excise referred to in sub-clause 16.7, it may within ten business days of being notified by the Partners of that determination, give written notice to the Partners that it requires the Partners to obtain a review by the Commissioners of Customs & Excise of that determination, and the Partners shall as soon as reasonably practicable request the Commissioners of Customs & Excise to undertake that review.

16.9 Upon the Partners being advised by the Commissioners of Customs & Excise of their decision arising out of the review referred to in sub-clause 16.8, the Partners shall as soon as reasonably practicable notify the Purchaser in writing of that decision and, if the Purchaser disagrees with that decision, the Purchaser may:

       16.9.1 give notice to the Partners that it requires the Partners (subject to due compliance by the Purchaser with sub-clause 16.10) to make all such appeals against that decision as the Purchaser shall reasonably request from time to time in such manner as the Purchaser shall reasonably request from time to time; or

       16.9.2 itself make all such appeals against that decision as the Purchaser shall reasonably consider appropriate with such assistance from the Partners as the Purchaser shall reasonably request from time to time, and, in either such case, the Partners shall, subject to due compliance by the Purchaser with sub-clause 16.10, as soon as reasonably practicable comply with any such request by the Purchaser.

16.10  The Partners shall not be obliged to take any action under sub-clauses
       16.8 and 16.9 unless the Purchaser shall indemnify the Partners against all interest penalties surcharges and reasonable costs and expenses that the Partners may incur by taking any such action (such payment to be made by the Purchaser within 10 business days following production of evidence of any such interest, penalties, surcharges, costs or expenses having been incurred by the Partners) and unless the Purchaser shall also pay to the Partners an amount equal to the VAT referred to in sub-clause 16.7 (against delivery by the Partners of an appropriate tax invoice for VAT purposes) and any interest and penalties pursuant to sub-clause 16.7.

17.    ANNOUNCEMENTS

17.1 Save as regards announcements to be made to Employees, clients and customers of the Business and others prior to Completion on such basis as shall be agreed between the Partners and the Purchaser and save as required by any applicable law or the regulations of the NYSE and subject to clause 14 and sub-clause 17.2, neither the Partners nor the Purchaser shall make any announcement, whether before or after Completion, with respect to this Offer, its acceptance by the Purchaser or any ancillary matter without the prior written consent of the other, not to be unreasonably withheld or delayed.

17.2 Each of the Purchaser and the Partners shall, if requested in writing by the other, supply whatever information the other may require to comply with any applicable law or the regulations of the NYSE as to any information to be published by it or any announcement required to be made in relation to this Offer, its acceptance by the Purchaser or any matters contemplated by it.

18.    MISCELLANEOUS

18.1 Neither the Purchaser nor the Partners may assign any of their respective rights under the Agreement. The Agreement shall be binding on and enure for the benefit of the successors in title of each of the Purchaser and the Partners.

18.2 The Agreement, together with the documents in the agreed form, shall represent the entire understanding, and constitute the whole agreement, in relation to its subject matter and supersede any previous agreement between the Purchaser and the Partners with respect thereto and, without prejudice to the generality of the foregoing, shall exclude any warranty, condition or other undertaking implied at law or by custom.

18.3 The Partners (in making this Offer) and the Purchaser (in the event that it accepts this Offer) confirm that, except as provided in this Offer Document, they have not relied on any representation or warranty or undertaking which is not contained in this Offer Document or in the documents in the agreed form and, without prejudice to any liability for fraudulent misrepresentation, neither the Purchaser nor the Partners shall be under any liability or shall have any remedy in respect of misrepresentation or untrue statement unless and to the extent that a claim lies under the Agreement.

18.4 So far as it remains to be performed, the Agreement shall continue in full force and effect notwithstanding Completion.

18.5 The Partners shall assist the Purchaser with the necessary forms and consents to enable the utility services provided to the Business at the Business Premises, including those telephone, telex, facsimile and other communication services (with the benefit of the same numbers) and electricity, gas, water and heating services requested by the Purchaser, to be transferred to the Purchaser with effect from Completion without interruption.

18.6 The Partners shall after Completion execute all such deeds and documents and do all such things as the Purchaser may require to give full effect to the transactions intended to be effected under or pursuant to the Agreement and for vesting in the Purchaser the full benefit of the Business including the Business Assets and the Goodwill attaching to it or any of them.

18.7 Where provision is specifically made herein for any consent to be given by the Partners as a whole, the Board is hereby authorised by the Partners to give such consent should they think fit in the interests of the Partners as a whole.

18.8 Unless the Agreement is a non-notifiable agreement pursuant to Section 27A of the RTPA, to the extent that any provision of the Agreement, or of any other arrangement of which it forms part, is a restriction or information provision for the purposes of the RTPA by virtue of which the Agreement or any such arrangement is registrable under the RTPA, no such restriction or provision shall take effect until the day after particulars of the Agreement or, as the case may be, that arrangement, have been furnished to the Director General of Fair Trading in accordance with the RTPA.

18.9 The Purchaser acknowledges that following Completion certain of the Partners and certain Employees will need to devote a reasonable amount of time to the tasks of:

       18.9.1 preparing, submitting and answering enquiries concerning the tax affairs of the Partners and the Partnership; and

       18.9.2 running the businesses and administering the affairs of the Specified Companies pending their transfer to the Purchaser (or their winding up) pursuant to the terms of this Offer,

       and the Purchaser agrees that it will permit time to be spent as aforesaid and will permit such access to the Business Records as shall be necessary for such purpose provided that the interests of the Business are not thereby prejudiced.

19.    COSTS

       Each of the Purchaser and the Partners shall bear and pay their own costs (including, for the avoidance of doubt, the costs of their own professional advisers) in connection with the preparation, negotiation and acceptance of this Offer and Completion. Subject to sub-clause 11.7, the Purchaser shall bear all proper costs and expenses incurred by it or, up to a maximum of (Pounds)50,000, the Partners (excluding any costs incurred by the Partners in connection with any claim brought by the Purchaser pursuant to the Agreement) following

       Completion in reliance on or compliance with the provisions of this Offer sub-clause 18.6 and as otherwise provided in Part II of Schedule 4.

20.    NOTICES

20.1 A notice, approval, consent or other communication in connection with the Agreement must be in writing and must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if posted to or from a place outside the United Kingdom) to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified below in the case of the Purchaser (copied to Walter V Stafford, General Counsel at CB Richard Ellis Services, Inc., 353 Sacramento Street, 19th Floor, San Francisco, California 94111, USA, fax no. 001 415 733 5533) and in Schedule 1 in the case of the Partners or, if the addressee notifies to the Purchaser another address or facsimile number, to that address or facsimile number.

       The address and facsimile number of the Purchaser is:

       Address:                                CB Hillier Parker Limited
                                               77 Grosvenor Street
                                               London W1A 2BT

       Facsimile:                              0171 491 0979
       Marked for the attention of:            Walter V Stafford

20.2 A notice, approval, consent or other communication shall take effect from the time it is received (or, if earlier, the time it is deemed to be received in accordance with sub-clause 20.3) unless a later time is specified in it.

20.3   A letter or facsimile is deemed to be received:

       20.3.1 in the case of a posted letter on the third (seventh, if posted to or from a place outside the United Kingdom) day after posting; and

       20.3.2 in the case of facsimile, on production of a transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

21.    GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

21.1 This Offer and the Agreement shall be governed by, and construed in accordance with, English law.

21.2 Any dispute arising out of or in connection with the Agreement, including any question regarding the existence, scope, validity or termination of the Agreement or this clause, shall be referred to and finally resolved under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, which Rules are deemed to be incorporated by reference into this clause.

21.3   There shall be one Arbitrator.

21.4   The place of arbitration shall be London, England.

21.5   The proceedings of the arbitration shall be governed by English law.

21.6 The Partners and the Purchaser agree that information concerning any arbitration, including (without limitation) information concerning any arbitration award, shall be treated as confidential and not disclosed to any third party without the consent in writing of the Purchaser and the Board on behalf of the Partners unless:

       21.6.1 the information has come into the public domain other than through the fault of the person disclosing it;

       21.6.2 such disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over the person disclosing the information, whether or not the requirement has the force of law;

       21.6.3 such disclosure is necessary in order to establish or protect any legal right or the person disclosing the information; or

       21.6.4 the disclosure is limited to the directors and officers, professional advisers, auditors, bankers or insurers of the person disclosing the information, acting as such, or to a person intended to be called as a witness in the arbitration by the person disclosing the information, for the purpose of preparing his testimony, but provided that in any such case a written confidentially undertaking in a form equivalent to this clause has first been obtained from such person.

21.7 The restrictions contained in this sub-clause 21.6 shall survive the termination of the Agreement.

21.8 Each of the Purchaser and the Partners agrees that without preventing any other mode of service, any document in an action (including, but not limited to, any writ of summons or other originating process or any third or other party notice) may be served on either the Purchaser or the Partners by being delivered to or left for that person at its address for service of notices under clause 20 and each of the Purchaser and the Partners undertakes to maintain such an address at all times in the United Kingdom and to notify the other in advance of any change from time to time of the details of such address in accordance with the manner prescribed for service of notices under clause 20.

This Offer is hereby made by all of the Partners on the date first mentioned above.


Signed by                     )     DONALD NEWELL
D Newell                      )     ........................


Signed by                     )     R.A. GRANT
R A Grant                     )     ........................


Signed by                     )     J.C. EDGCUMBE
J C Edgcumbe                  )     ........................


Signed by                     )     R.A. FARNES
R A Farnes                    )     ........................


Signed by                     )     D.J.P. PRICE
D J P Price                   )     ........................

Signed by                     )     B. DE SAULLES
B J R de Saulles              )     ........................


Signed by                     )     M.J.E. MARSHALL
M J E Marshall                )     ........................
                                    BY HIS ATTORNEY
                                    R.A. FARNES


Signed by                     )     P.G. REDDICK
P G Reddick                   )     ........................


Signed by                     )     G.J. DALE
G J Dale                      )     ........................


Signed by                     )     P.J. MORRISSEY
P J Morrissey                 )     ........................
                                    BY HIS ATTORNEY
                                    R.A. FARNES


Signed by                     )     B.P. RAGGETT
B P Raggett                   )     ........................
                                    BY HIS ATTORNEY
                                    R.A. FARNES


Signed by:                    )     G. NICHOLSON
G Nicholson                   )     ........................


Signed by                     )     JENEFER GREENWOOD
Jenefer D Greenwood           )     ........................

Signed by                     )     J.A. CAMPBELL
J A Campbell                  )     ........................
                                    BY HIS ATTORNEY
                                    R.A. FARNES


Signed by                     )     S.J. ROBINSON
S J Robinson                  )     ........................
                                    BY HIS ATTORNEY
                                    R.A. FARNES


Signed by                     )     MARK CREEDY SMITH
M O Creedy Smith              )     ........................


Signed by                     )     M.F. CREAMER
M F Creamer                   )     ........................


Signed by                     )     DAVID SPAULL
D A Spaull                    )     ........................


Signed by                     )     JAMES CLIFTON-BROWN
J B Clifton-Brown             )     ........................


Signed by                     )     M.A.T. BARNWELL
M A T Barnwell                )     ........................


Signed by                     )     M.J. PRENTICE
M J Prentice                  )     ........................

Signed by                     )     P.C. REDMAN
P C Redman                    )     ........................


Signed by                     )     N.G.J. BAUCHER
N G J Baucher                 )     ........................


Signed by                     )     C.J.J. OSMOND
C J J Osmond                  )     ........................


Signed by                     )     R.V. STANBURY
R V Stanbury                  )     ........................


Signed by                     )     F.W. SCARBOROUGH
F W Scarborough               )     ........................


Signed by                     )     G.S. NORTH
Gillian S North               )     ........................

                                  SCHEDULE 1

                                 THE PARTNERS


NAME                                ADDRESS                     NO OF SHARES HELD IN THE
----                                -------                     ------------------------
                                                                     CAPITAL OF THE
                                                                     --------------
                                                                       PARTNERSHIP
                                                                       -----------
D Newell                 73 Sussex Square                                  150
                         London W2 2SS

R A Grant                1 Tarrant Place                                   150
                         Crawford Street
                         London W1H 1AD

J C Edgcumbe             Holly House                                       145
                         36 Burdon Lane
                         Cheam
                         Surrey SM2 7PT

R A Farnes               Scearnbank                                        150
                         Kent Hatch Road
                         Crockham Hill
                         Nr Edenbridge
                         Kent TN8 6SZ

D J P Price              Townsend House                                    150
                         Lucas Lane
                         Ashwell
                         Baldock
                         Herts SG7 5LN

B J R de Saulles         "Inglenook"                                       120
                         The Green
                         Leigh
                         Kent TN11 8QE

M J E Marshall           14 Palmerston House                               150
                         60 Kensington Place
                         London W8 7PU

P G Reddick              Flat 32                                           130
                         Gilby House
                         38/46 Jamestown Road
                         London NW1 7BY

G J Dale                 Coldhayes                                         120
                         Liss
                         Hampshire GU33 6LL

P J Morrissey            Peover Hall Farmhouse                             130
                         Peover Park
                         Over Peover
                         Nr Knutsford
                         Cheshire WA16 9HW

B P Raggett              Preywater                                         125
                         Woodcote Park
                         Epsom
                         Surrey KT18 7EN

NAME                                ADDRESS                    NO OF SHARES HELD IN THE
----                                -------                    ------------------------
                                                                     CAPITAL OF THE
                                                                     --------------
                                                                       PARTNERSHIP
                                                                       -----------
G Nicholson              Elsted Lodge                                      150
                         14 Greville Park Avenue
                         Ashtead
                         Surrey KT21 2QS

Jenefer D Greenwood      12 Belsize Park Mews                              130
                         Hampstead
                         London NW3 5BL

J A Campbell             1 Ravelston Dykes                                 110
                         Edinburgh EH4 3EE

S J Robinson             "Brookmans Heights"                               113
                         10 Upland Drive
                         Brookmans Park
                         Herts AL9 6PS

M O Creedy Smith         15 Marlborough Crescent                           120
                         Bedford Park
                         London W4 1HE

M F Creamer              Mallingdown Farm                                  130
                         Down Street
                         Piltdown
                         East Sussex TN22 3XU

D A Spaull               Fieldgate Farm                                    125
                         Fieldgate Lane
                         Ugley Green
                         Nr Bishops Stortford
                         Hertfordshire CM22 6HJ

J B Clifton-Brown        Lower Church Farm                                 120
                         Baughurst
                         Nr Basingstoke
                         Hants RG26 5JY

M A T Barnwell           Brook House                                       130
                         Ham
                         Marlborough
                         Wiltshire SN8 3RB

M J Prentice             The Croft                                         108
                         Northchurch Common
                         Berhamsted
                         Herts HP4 1LR

P C Redman               4 Astor Close                                     120
                         Bray
                         Maidenhead
                         Berks SL6 1XQ

N G J Baucher            The Croft                                         135
                         Horsted Lane
                         Dane Hill
                         East Sussex RH17 7HP

C J J Osmond             40 Haldon Road                                    105
                         London
                         SW18 1QG

NAME                                ADDRESS                     NO OF SHARES HELD IN THE
----                                -------                     ------------------------
                                                                     CAPITAL OF THE
                                                                     --------------
                                                                      PARTNERSHIP
                                                                      -----------
R V Stanbury             Flat 50                                          130
                         56 Vincent Square
                         London SW1P 2NE

F W Scarborough          Brayfield Cottage                                115
                         Brayfield Road
                         Bray
                         Berks SL6 2BW

Gillian S North          75a Pottery Lane                                  60
                         London W11 4NA                                    --

                                                                       ------------
                                                                          3,421

                                  SCHEDULE 2

                                THE WARRANTIES

                                     INDEX

1.   INTERPRETATION

2.   ACCOUNTS

     2.1  General
     2.2  Provision for liabilities, capital commitments and bad debts
     2.3  Valuation and depreciation as in Previous Accounts
     2.4  Rate of depreciation
     2.5  Profits
     2.6  Application of warranties to the Previous Accounts
     2.7  Position since Accounts Date
     2.8  Realisation of Book Debts

3.   ASSETS

     3.1  Sole assets
     3.2  Title to assets
     3.3  Condition of plant and machinery
     3.4  Acquisition at arm's length

4.   PROPERTIES

     4.1  Interests
     4.2  Title
     4.3  Claims and disputes
     4.4  Condition of Business Premises
     4.5  Tenancies
     4.6  762 Pershore Road, Selly Park, Birmingham

5.   ENVIRONMENT

6.   INTELLECTUAL PROPERTY RIGHTS

     6.1  Interests
     6.2  Validity
     6.3  Infringements and payments
     6.4  Confidentiality

7.   COMMERCIAL ARRANGEMENTS AND CONDUCT

     7.1  Arrangements with connected persons
     7.2  Material contracts
     7.3  Commercial position
     7.4  Restrictive Agreements

8.   LITIGATION, DEFAULTS AND INSURANCE

     8.1  Legal proceedings
     8.2  Unlawful acts by the Partners
     8.3  Defaults by others
     8.4  Official investigations
     8.5  Policies
     8.6  Claims

9.   ORGANISATION AND BUSINESS

     9.1  Business Records
     9.2  Powers of attorney
     9.3  Licences, permissions and consents

     9.4   Other aspects of carrying on business

10.  EMPLOYEES

     10.1  Disclosure of material facts
     10.2  Compliance with requirements
     10.3  Agreements
     10.4  Disputes
11.  Changes in employees' remuneration

12.  PENSIONS AND ANNUITIES

13.  TAXATION MATTERS

     13.1  General and compliance matters
     13.2  Employment related matters
     13.3  VAT
     13.4  Inheritance tax
     13.5  Stamp duty
     13.6  General

14.  MISCELLANEOUS

     14.1  Date Compliance
     14.2  Disclosure of material documents
     14.3  Introduction and disclosures

1.   INTERPRETATION

     In this Schedule, each of the following words and expressions shall, unless the context requires otherwise, have the following meaning:

     "ACCOUNTS DATE BOOK DEBTS" means the book debts of the Partnership as at the Accounts Date other than any such book debts of an amount less than (Pounds)1,000 (excluding VAT);

     "DATE COMPLIANCE" means the ability to:

     (i) process and continue to process data correctly and consistently with reference to any and all dates including any dates in any century or leap year;

     (ii) perform without being adversely affected by any date or change of date including any date in any century or leap year;

     (iii) function without being adversely affected by any date or change of date including any date in any century or leap year; and

     (iv) produce output (including any output for any interface to other hardware, software or systems) which will in relation to any date contained within such output explicitly and unambiguously identify the date in full including the century within which the date falls;

     "ICTA" means the Income and Corporation Taxes Act 1988;

     "PREVIOUS ACCOUNTS" means the audited consolidated balance sheet of the Business for each of the two accounting reference dates immediately preceding that ended on the Accounts Date and the audited consolidated profit and loss account of the Business for each of the two accounting reference periods ending on those dates; and

     "TCGA" means the Taxation of Chargeable Gains Act 1992.

2.   ACCOUNTS

2.1  GENERAL

     The Accounts:

     2.1.1 have been prepared under the historical cost convention and in accordance with the accounting principles, policies and practices adopted by the Partners as set out in the Accounts;

     2.1.2 fairly present the state of the affairs of the Partnership in relation to the Business as at the Accounts Date and of its results for the accounting reference period ended on that date;

     2.1.3 (save as the Accounts expressly disclose) are prepared on a basis consistent with the basis on which the Previous Accounts were prepared and using policies and practices of accounting which are the same as those adopted in preparing the Previous Accounts and which, since the Accounts Date, have continued to be adopted by the Partners in relation to the Business without alteration; and

     2.1.4 (save as the Accounts expressly disclose) are not affected by any material unusual or non-recurring items.

2.2  PROVISION FOR LIABILITIES, CAPITAL COMMITMENTS AND BAD DEBTS

     The Accounts make adequate provision or reserve for, or disclose, all liabilities known to the Partners (including contingent and disputed liabilities) and all capital commitments of the Partnership in relation to the Business as at the Accounts Date, indicate clearly which of those liabilities are not usually provided for or reserved, and make adequate provision or reserve for all bad and doubtful debts.

2.3  VALUATION AND DEPRECIATION AS IN PREVIOUS ACCOUNTS

     The method of valuing work in progress and the basis of depreciation in respect of fixed assets adopted in the Accounts are the same as those adopted in the Previous Accounts.

2.4  RATE OF DEPRECIATION

     The rate of depreciation adopted in the Accounts is sufficient for the value of each of the fixed assets of the Partnership in relation to the Business to be written down to nil by the end of its useful working life.

2.5  PROFITS

     The profits shown in the Accounts have not to a material extent been affected (except as disclosed in those accounts) by any extraordinary or exceptional event or circumstance or by any other factor rendering them unusually high or low and not affecting similar businesses.

2.6  APPLICATION OF WARRANTIES TO THE PREVIOUS ACCOUNTS

     Each of the statements in sub-paragraphs 2.1, 2.2, 2.4 and 2.5 would be true and accurate in relation to each of the Previous Accounts if:

     2.6.1 for each reference to the Accounts there were substituted a reference to each set of the Previous Accounts;

     2.6.2 for each reference to the Accounts Date there were substituted a reference to the accounting reference date to which the Previous Accounts were prepared; and

     2.6.3 for each reference to the Previous Accounts (other than any such deemed reference pursuant to this sub-clause 2.6) there were substituted a reference to the audited balance sheet of the Partnership in relation to the Business for each of the two accounting reference periods immediately preceding that ended on the accounting reference period to which the relevant Previous Accounts relate and the audited profit and loss account of the Business for each of those two periods.

2.7  POSITION SINCE ACCOUNTS DATE

     Since the Accounts Date:

     2.7.1 the Business has been carried on in the ordinary course and so as to maintain it as a going concern;

     2.7.2 there has been no material adverse change in the financial or trading position of the Business;

     2.7.3 the Business has not been materially and adversely affected by the loss of any important customer or by any abnormal factor not affecting similar businesses to a materially similar extent and the Partners are not aware of any fact likely to give rise to any such effect whether before or after Completion;

     2.7.4 the Partners have not in relation to the Business acquired or disposed of or agreed to acquire or dispose of any business or any material asset other than in the ordinary course of the Business; and

     2.7.5 no debtor owing more than (Pounds)10,000 has been released by the Partners in relation to the Business on terms that he pays less than the book value of any debt (subject to settlement discounts on the usual terms which have been disclosed to the Purchaser) and no debt of more than (Pounds)10,000 has been written off or has proved to be irrecoverable to any extent.

2.8  REALISATION OF ACCOUNTS DATE BOOK DEBTS

     The Accounts Date Book Debts shall by no later than 31st December 1998 realise in aggregate their full nominal amount less the aggregate provision for bad or doubtful debts included in the Accounts.

3.   ASSETS

3.1  SOLE ASSETS

     No assets are used or employed in relation to the Business other than the Business Assets.

3.2  TITLE TO ASSETS

     Each of the Business Assets (other than the Business Premises) are the absolute property of the Partnership free from any mortgage, charge, lien, bill of sale or other encumbrance and are not the subject of any leasing, hiring or hire-purchase agreement or agreement for payment on deferred terms or assignment or factoring or other similar agreement, and each such Business Asset is in the exclusive possession or under the control of the Partnership.

3.3  CONDITION OF PLANT AND MACHINERY

     The Fixed Plant and Machinery and Movable Plant and Machinery are in adequate repair for the purposes for which they are used and comply with any applicable legal requirement or restriction, and any vehicles comprised among the Movable Plant and Machinery are duly licensed.

3.4  ACQUISITION AT ARM'S LENGTH

     The Partners have not, in relation to the Business, within the period of twenty-four months ending on the date of this Offer, acquired any asset, and no Business Asset has been acquired, on terms which were not by way of bargain at arm's length.

4.   PROPERTIES

4.1  INTERESTS

     The Business Premises comprise all the land and buildings owned by the Partners or used or occupied by them or in which they have any other interest, right or liability in relation to the Business save for any interest in property arising from any property management agreement and/or building maintenance activity carried on in the ordinary course of the Business.

4.2  TITLE

     In respect of each of the Business Premises and as far as the Partners are aware:

     4.2.1 the information contained in each Certificate of Title is true and accurate in all material respects; and

     4.2.2 the information contained in Part I of Schedule 4 as to tenure and the principal terms of the lease or licence held by the Partners is true and accurate in all material respects.

4.3  CLAIMS AND DISPUTES

     As far as the Partners are aware and save as disclosed in the Certificates of Title no action, claim, proceeding, demand, dispute or liability (contingent or otherwise) in respect of any of the Business Premises is outstanding or anticipated.

4.4  CONDITION OF BUSINESS PREMISES

     As far as the Partners are aware the buildings and other structures included in the Business Premises are in good and substantial repair and fit for the purposes for which they are presently used and no material expenditure is anticipated in the foreseeable future.

4.5  TENANCIES

     In relation to those of the Business Premises which are subject to any lease, underlease, agreement, licence or other right of occupation ("TENANCY") the terms of each tenancy is summarised in Part I of Schedule 4 which is true and accurate in all material respects.

4.6  762 PERSHORE ROAD, SELLY PARK, BIRMINGHAM

     4.6.1 The Partners have paid the rent and all other sums payable under the Lease of the property situated at 762 Pershore Road on the due dates for payment and have, so far as they are aware, observed and performed the covenants and the conditions contained in such Lease in all material respects and have received no complaint regarding any alleged breach of any of such covenants and conditions.

     4.6.2 In relation to the tenancy of the property situated at 762 Pershore Road all rent and other payments are paid promptly as and when they become due and all covenants and conditions contained in the tenancy, whether on the part of the landlord or the tenant, have so far as the Partners are aware been observed and performed to date, and no breaches have been waived or acquiesced in.

5.   ENVIRONMENT

     The statements in the Certificates of Title as regards matters of Environmental Law (as defined in the Certificates of Title) are true and accurate in all material respects.

6.   INTELLECTUAL PROPERTY RIGHTS

6.1  INTERESTS

     The Partners:

     6.1.1 are the registered proprietors (where appropriate), and the beneficial owners of, and otherwise have good title to, each of the Business Intellectual Property Rights free from all charges, liens, encumbrances, equities, licences, user and other agreements, rights and claims whatsoever; and

     6.1.2  in relation to the Business have not entered into any agreement for:

            (A)  the licensing or use of any Intellectual Property Rights; or

            (B) the provision or acquisition of know-how or technical information or assistance; or

            (C) the prohibition or restriction of the disclosure of any know-how or technical information;

6.2  VALIDITY

     As far as the Partners are aware all of the Business Intellectual Property Rights are valid and none of the Business Intellectual Property Rights or any of them are being attacked or opposed by any person.

6.3  INFRINGEMENTS AND PAYMENTS

     6.3.1 As far as the Partners are aware none of the activities or operations carried on by the Partnership in relation to the Business infringes any right of another person in respect of any Intellectual Property Rights or gives rise to payment by the Partners or may give rise to payment by the Purchaser of any royalty or of any sum in the nature of a royalty or to liability to pay compensation pursuant to any applicable legislation.

     6.3.2 As far as the Partners are aware none of the Business Intellectual Property Rights are being infringed by the activities or operations carried on by another person or has given rise to payment to the Partners or may give rise to payment to the Purchaser of any royalty or of any sum in the nature of a royalty or a right to receive compensation pursuant to any applicable legislation.

6.4  CONFIDENTIALITY

     Save in the ordinary course of business the Partners have not disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person any of the Confidential Information.

7.   COMMERCIAL ARRANGEMENTS AND CONDUCT

7.1  ARRANGEMENTS WITH CONNECTED PERSONS

     Save as set out in the Partnership Agreement and the Partnership Memorandum there is not outstanding in relation to the Business any agreement or arrangement between the Partners and any one of them or any close relative of any of the Partners.

7.2  MATERIAL CONTRACTS

     As regards Contracts where the amount payable or receivable by the Purchaser is reasonably likely to exceed (Pounds)50,000 per annum (excluding VAT) and which are only terminable by the giving of more than 12 months notice by the Partnership, (A) all such Contracts are fairly identified in the Disclosure Letter and (B) there is not outstanding in relation to the Business:

     7.2.1 any contract of guarantee, indemnity or suretyship or any contract to secure any obligation of any person;

     7.2.2 any agreement or arrangement between the Partners and a major distributor, supplier or customer;

     7.2.3 any joint venture, consortium or partnership agreement or arrangement;

     7.2.4 any sale or purchase option or similar agreement or arrangement affecting any of the Business Assets or by which the Partners are bound;

     7.2.5 any liability, obligation or commitment of any kind on the part of the Partners (including a capital commitment) which has not been incurred in the ordinary course of business; or

     7.2.6 any agreement or arrangement between the Partners and any other person which will or may be terminated as a result of the Purchaser's acceptance of this Offer (or Completion) or which will be affected materially by it or which includes any provision in respect of a change in the control or management of the Business or any of the Business Assets.

7.3  COMMERCIAL POSITION

     As far as the Partners are aware there is no substantial customer of the Partnership in relation to the Business who has in the 12 months prior to Completion ceased purchasing from the Business or who is likely after Completion to reduce substantially or terminate purchases from the Business.

7.4  RESTRICTIVE AGREEMENTS AND ANTI-COMPETITIVE BEHAVIOUR

     7.4.1 The Partners are not, and have not been in relation to the Business, party to any agreement between undertakings, decision by any association of undertakings or concerted practice which infringes or infringed Article 85(1) of the Treaty of Rome (whether or not it is or was exempted under Article 85(3) of the Treaty of Rome) or which is or was the subject of a comfort letter or administrative letter issued by the EC Commission or by Directorate-General IV thereof.

     7.4.2 The Partners in relation to the Business are not party to any agreement which is registrable under the RTPA (whether or not particulars of any arrangement have been furnished to the Director General of Fair Trading in accordance with the RTPA).

     7.4.3 The Partners in relation to the Business are not, and have not been, party to any conduct, course of conduct, arrangement, action or omission which constitutes an abuse of a dominant position under
            Article 86 of the Treaty of Rome.

     7.4.4 As far as the Partners are aware the Partners in relation to the Business are not, and have not been, party to any course of conduct which is or was an anti-competitive practice within the meaning of the Competition Act 1980.

     7.4.5 As far as the Partners are aware the Partners in relation to the Business do not infringe and have not infringed any provision of the Resale Prices Act 1976.

     7.4.6 As far as the Partners are aware in relation to the Business they do not infringe and have not infringed any legislation applicable in the United Kingdom or elsewhere relating to anti-competitive agreements or practices or behaviour or any similar matter.

     7.4.7 As far as the Partners are aware the Partners have not, in relation to the Business, within the last two years been party to any merger or other similar arrangement which was capable of challenge by any anti-trust or similar authorities in any jurisdiction.

8.   LITIGATION, DEFAULTS AND INSURANCE

8.1  LEGAL PROCEEDINGS

     Apart from normal debt collection, the Partners are not engaged, or proposing to engage, in any litigation, arbitration, prosecution or other legal proceedings in relation to the Business relating to a claim in excess of (Pounds)25,000, and there are no claims or actions (whether criminal or civil) in progress, outstanding, pending or threatened by or against the Partners or any of the Business Assets.

8.2  UNLAWFUL ACTS BY THE PARTNERS

     Neither the Partners nor any of the Employees has by any act or default in relation to the Business (so far as the Partners are aware) committed or been convicted of or is currently charged with:

     8.2.1 any criminal or unlawful act, other than minor road traffic offences;

     8.2.2  any breach of trust; or

     8.2.3 any breach of contract or statutory duty or any tortious act which could entitle any third party to terminate any of the Contracts of the type described in Warranty 7.2 or could lead to a claim against the Partners for damages, compensation or an injunction.

8.3  DEFAULTS BY OTHERS

     As far as the Partners are aware no party with whom the Partners have entered into any Contract of the type described in Warranty 7.2 is in default under it and, as far as the Partners are aware, there are no circumstances likely to give rise to such a default.

8.4  OFFICIAL INVESTIGATIONS

     No governmental or official investigation or inquiry concerning the Partners or the Business is in progress or threatened and, as far as the Partners are aware, there are no circumstances which are likely to give rise to any such investigation or inquiry.

8.5  POLICIES

     All material details of all current policies of insurance taken out in connection with the Business or any of the Business Assets have been disclosed to the Purchaser, all such policies are in full force and effect, the Partners have not done or omitted to do or allowed anyone to do or not to do anything which might render any of those policies void or voidable and have complied in all material respects with all conditions attached to them.

8.6  CLAIMS

     No claim under any policy of insurance taken out in connection with the Business or any of the Business Assets is outstanding and, as far as the Partners are aware, there are no circumstances likely to give rise to such a claim.

9.   ORGANISATION AND BUSINESS

9.1  BUSINESS RECORDS

     All records and information belonging to the Partnership in relation to the Business, including all Business Records (whether or not held in written form), are in the exclusive possession of the Partners or, under their control and subject to unrestricted access by them.

9.2  POWERS OF ATTORNEY

     There are no powers of attorney or other authorities given by the Partners to any third party in relation to the Business or any of the Business Assets.

9.3  LICENCES, PERMISSIONS AND CONSENTS

     Details of all licences, permissions and consents necessary for the carrying on of the Business have been obtained by the Partnership, have been fully disclosed to the Purchaser in writing and as far as the Partners are aware are in full force and effect and the Partners are not aware of any circumstances indicating that any of those licences, permissions or consents is likely to be revoked or not renewed in the ordinary course.

9.4  OTHER ASPECTS OF CARRYING ON BUSINESS

     The Partners:

     9.4.1 in relation to the Business, do not use on their stationery or vehicles, or otherwise carry on business under, any name other than "Hillier Parker";

     9.4.2 in relation to the Business, do not have any branch outside the United Kingdom or any permanent establishment outside the United Kingdom; and

     9.4.3 have complied in all material respects with all legal requirements applicable to the Business, whether in the United Kingdom or in any other country in which they operate, directly or indirectly.

10.  EMPLOYEES

10.1 DISCLOSURE OF MATERIAL FACTS

     10.1.1 There are no employees engaged in the Business or other individuals who provide services in the nature of employment services to the Business in either case receiving salary or other remuneration at an annual rate exceeding (Pounds)30,000, whether as consultant, agent or representative or otherwise, other than the Employees.

     10.1.2 All material facts and matters relating to the employment of all the Employees other than Employees employed by Hillier Parker Management Services Limited (including but not limited to their respective salaries, ages, length of service, notice periods, terms and conditions of employment, employment or benefits policies, share incentive schemes, share option schemes or profit-share schemes and entitlements under these schemes, all rights, and any other agreement or arrangement relating to their employment) have been disclosed in writing to the Purchaser.

     10.1.3 The salaries, ages, lengths of service, notice periods, employment or benefits policies and bonus arrangements but not the individual contracts of employment of Employees employed by Hillier Parker Management Services Limited (save for the individual contract of employment of any such Employee who received or was entitled to total remuneration at a rate in excess of (Pounds)150,000 in the year ended on the Accounts Date) have been disclosed in writing to the Purchaser.

     10.1.4 All material facts and matters relating to all collective agreements, arrangements or other understandings with any trade union, staff association or other body representing the Employees have been disclosed in writing to the Purchaser.

10.2 COMPLIANCE WITH REQUIREMENTS

     As far as the Partners are aware the Partners have in relation to each of the Employees:

     10.2.1 complied in all material respects with their obligations under the Trade Union and Labour Relations (Consolidation) Act 1992, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Employment Rights Act 1996, Article 119 of The Treaty of Rome, the Equal Treatment Directive, The Disability Discrimination Act 1995 and all other statutes, regulations and codes of practice relevant to their relations with the employee and with any recognised trade union representing him and all collective agreements from time to time in force relating to such relations or the conditions of service of the employee and have maintained adequate and suitable records regarding the service of the employee;

     10.2.2 discharged fully their obligations to pay all salaries, wages, commissions, bonuses, overtime pay, holiday pay, sick pay, accrued entitlement under incentive schemes and other benefits of or connected with employment; and

     10.2.3 without prejudice to paragraph 10.2.1, complied in all material respects with all their obligations under statute and otherwise concerning health and safety at work and have not incurred any undischarged liability to any employee in respect of any accident or injury.

10.3 AGREEMENTS

     As far as the Partners are aware they have not in relation to the Business entered into and which remains effective:

     10.3.1 any agreement or arrangement to make any payments (other than emoluments) to or on behalf of any of the Employees;

     10.3.2 any contract of service with any Employee which is not terminable by the Partners by 3 months' notice or less without payment of compensation (except as provided by statute);

     10.3.3 any agreement or arrangement for the provision of services in return for remuneration at an annual rate exceeding (Pounds)30,000;

     10.3.4 any agreement imposing an obligation on the Partners to increase the rates of remuneration of, or to make any bonus or incentive payments or any benefits in kind or any payments under a profit-sharing scheme to or on behalf of, any of the Employees at any future date; or

     10.3.5 any agreement or arrangement for the provision of compensation on the termination of employment of any Employee beyond the minimum required by law.

10.4 DISPUTES

     10.4.1 No dispute has arisen within the last 3 years between the Partners and a material number or category of the employees engaged in the Business at the relevant time and there are no present circumstances which are likely to give rise to any such dispute.

     10.4.2 There are no material complaints pending or which have been notified to the Partners of whatsoever nature in relation to any of the Employees or former employees engaged in the Business and there is no industrial action or dispute threatened or pending or which has been notified to the Partners in respect of or concerning any of the Employees.

     10.4.3 As far as the Partners are aware no Employee or former employee has any right to ownership of any Intellectual Property Rights in any invention or improvement made or discovered by him in the course of employment with the Partners in relation to the Business or any compensation or payment in respect of or right to use any such Intellectual Property Rights in any invention or improvement whether claimed under the Patents Act 1977 or otherwise.

     10.4.4 As far as the Partners are aware there are no enquiries or investigations existing, pending or threatened affecting the Partners in relation to the Business by the Equal Opportunities Commission or Commission for Racial Equality.

     10.4.5 No Employee who received or was entitled to total remuneration at a rate in excess of (Pounds)100,000 in the year ended on the Accounts Date has given notice of termination of his contract of employment or is under notice of dismissal.

     10.4.6 The Partners have not in relation to the Business offered any contract of employment for total remuneration which is reasonably likely to exceed (Pounds)100,000 in any period of twelve months to any person which remains outstanding.

     10.4.7 There is no person currently or previously employed by the Partners in relation to the Business who received or was entitled to total remuneration at a rate in excess of (Pounds)100,000 in the year ended on the Accounts Date who is on maternity leave, absent on grounds of disability or other leave of absence and has a statutory or contractual right to return to work for the Partnership in relation to the Business.

10.5 CHANGES IN EMPLOYEES' REMUNERATION

     Since the Accounts Date, there has been no change by the Partners in relation to the Business in the remuneration of:

     10.5.1 any person who was at any time during the accounting reference period ended on that date entitled to remuneration at an annual rate exceeding (Pounds)100,000; or

     10.5.2 any person or group of persons which would increase the total annual payroll of the Business (including all pension, commission and similar payments and all benefits in kind) by more than 3 per cent.

11.  PENSIONS AND ANNUITIES

11.1 The Annuities Cost shall not exceed (Pounds)8,000,000.

11.2 With the exception of the Disclosed Schemes, there are no agreements or arrangements for the provision of any relevant benefits (as defined in Section 612(1) of the Taxes Act, with the omission of the exception in that definition) for any Partner or employee of the Business or any former partner or employee of the Business or for any spouse or dependant of any such person nor has any proposal been announced to establish any such agreement or arrangement.

11.3 Full particulars of any arrangements for the provision of medical, sickness, permanent health or similar cover for the Partners and employees of the Business or former partners or employees of the Business or for any spouse or dependant of any such person have been provided to the Purchaser.

11.4 The Partners have no obligation to contribute to any personal pension scheme (as defined in Section 630 of the Taxes Act) in respect of any Partner or employee of the Business or any former partner or employee of the Business.

11.5 True and complete copies of the trust deeds and rules and other documents containing the provisions currently governing the Disclosed Schemes and full particulars of the benefits and entitlements under the Disclosed Schemes other than benefit statements (including any discretionary practices) and the contributions payable to the Disclosed Schemes have been provided to the Purchaser and there is no obligation to provide benefits under the Disclosed Schemes other than as revealed in such documents and particulars nor is there anything contained in any announcement or other communication to any members of the Disclosed Schemes which is inconsistent to a material degree with the information given in such documents and particulars.

11.6 No change in the benefits under the Disclosed Schemes has been announced or is under consideration.

11.7 The Partners are not providing and have not at any time provided or promised to provide ex gratia pensions or other benefits in respect of any person.

11.8 True and complete copies of all material announcements and other communications that have been issued to current and former members of the Disclosed Schemes have been provided to the Purchaser.

11.9   No discretion or power has been exercised under the Disclosed Schemes to:

       11.9.1  augment benefits;

       11.9.2  admit to membership anyone not otherwise eligible for admission;

       11.9.3 admit to membership anyone on terms relating to transfer credits in circumstances where a full transfer payment has not yet been made in full in respect of that person; or

       11.9.4 pay a contribution or provide a benefit which would not otherwise be paid or provided.

11.10 True and complete copies of all agreements relating to the provision of any services in connection with the Disclosed Schemes have been provided to the Purchaser.

11.11 True and complete copies of any schedule of contributions maintained in relation to the Disclosed Schemes, the letters of appointment of the auditor, actuary and fund manager of the Disclosed Schemes and of all other professional advisers, and the statement of investment principles maintained in relation to the Disclosed Schemes have been provided to the Purchaser.

11.12 Actuarial advice has been taken on the funding of each of the Disclosed Schemes which is a defined benefits scheme and contributions have at all times been paid in accordance with contribution rates recommended by the actuary and true and complete copies of the latest actuarial valuation report and actuarial certificate and of the latest trustees' report and accounts relating to the Disclosed Schemes have been provided to the Purchaser and there has been no material change in the circumstances of the Disclosed Schemes since the effective dates of such report and certificate and such report and accounts.

11.13 The Partners have duly complied with their obligations under the Disclosed Schemes and all amounts due to be paid to the Disclosed Schemes have been paid when due.

11.14 Insofar as the Partners are aware none of the current or former trustees of the Disclosed Schemes have been disqualified from acting as such pursuant to the Pensions Act 1995.

11.15 All death in service benefits under the Disclosed Schemes are fully insured and all premiums by way of insurance which are payable in respect of the Disclosed Schemes by the Partners or by the trustees or other administrators of the Disclosed Schemes have been duly paid to the relevant insurance company and the rates at which such premiums are payable and any discrepancy in the amounts currently payable in respect of individual members of the Disclosed Schemes have been disclosed to the Purchaser.

11.16 The Disclosed Schemes are approved as exempt approved schemes (within the meaning of Chapter I of Part XIV of the Taxes Act ) and in respect of each of the Disclosed Schemes which is contracted out there is in force in respect of employments to which the Disclosed Schemes relate an appropriate contracting-out certificate (within the meaning of Section 7 of the Pension Schemes Act 1993) and there is no reason why such approval will or may cease or any such contracting-out certificate will or may be cancelled surrendered or varied.

11.17 The Disclosed Schemes which are contracted out comply in all respects with the contracted out "reference scheme" test and a copy of the latest certificate issued by the actuary to the relevant Disclosed Schemes confirming this has been provided to the Purchaser.

11.18 The Disclosed Schemes have at all times been administered in accordance with the trusts powers and provisions of the Disclosed Schemes and the requirements of legislation (including without limitation Article 119 of the Treaty of Rome) and of the Pension Schemes Office and with due regard to the general requirements of trust law.

11.19 The membership data relating to the Disclosed Schemes that has been disclosed to the Purchaser is complete and accurate in all material respects.

11.20 Full details of the current procedures for the appointment of trustees of the Disclosed Schemes have been disclosed to the Purchaser.

11.21 Insofar as the Partners are aware there are not in respect of the Disclosed Schemes or the benefits under them any claims or actions (including without limitation any complaints made under any internal disputes procedure maintained in respect of the Disclosed Schemes and any references made to the Pensions Ombudsman or the Occupational Pensions Advisory Service) in progress, pending, threatened or anticipated (other than routine claims for benefits).

11.22 Full particulars of the assets of the Disclosed Schemes have been disclosed to the Purchaser by reference to the categories listed in
       Schedule 3 to the Occupational Pension Schemes (Disclosure of Information) Regulations 1996 and none of the assets are employer-related investments (within the meaning of those Regulations).

11.23 No employer other than the Partners or the principal employer participates or has participated in the Disclosed Schemes.

11.24 No payment of assets from the Disclosed Schemes has at any time been made to the Partners or any other current or previous participating employer in the Disclosed Schemes.

11.25 All material details of the arrangements for the administration and management of the Disclosed Scheme have been disclosed to the Purchaser.

11.26 All actuarial, consultancy, legal and other fees charges or expenses in respect of the Disclosed Schemes payable by the Partners or the participating employers or the trustees of the Disclosed Schemes have been paid.

11.27 Insofar as the Partners are aware none of the current or former advisers to the Disclosed Schemes have at any time had cause to report any wrongdoing or irregularity to the Occupational Pensions Regulatory Authority ("OPRA").

11.28 No statements have been filed in relation to the resignation or removal of any current or former auditor or actuary to the Disclosed Schemes.

12.    TAXATION MATTERS

12.1   GENERAL AND COMPLIANCE MATTERS

       12.1.1 So far as the Partners are aware neither the Inland Revenue nor HM Customs & Excise has agreed to operate any special arrangement (being an arrangement which is not based on a strict and detailed application of the relevant legislation whether expressly provided for in the relevant legislation or operated by way of extra-statutory concession) in relation to the Business being an arrangement which is in operation as at the date of this Offer.

       12.1.2 The Partnership and each of the Companies have made all deduction required under Section 42A (and regulations made thereunder) and
               Section 349 ICTA and have duly accounted to the relevant taxation authority for all amounts so withheld.

       12.1.3 The Disclosure Letter sets out such details of which the Partners are aware of all payments in the course of the Business which are currently required to be made under deduction of tax (other than payments to Employees).

12.2   EMPLOYMENT RELATED MATTERS

       Neither the Partnership nor any of the Companies have in relation to the Business adopted, operates or been part of any scheme approved, or for which approval has been or is to be sought, under Section 202 of the Taxes Act (Charities: Payroll Deduction Scheme) or Chapter III of Part V of the Taxes Act (Profit Related Pay).

12.3 VAT

     12.3.1 The Partnership and each of the Companies required to be registered for the purposes of the VATA (the "RELEVANT COMPANIES") are registered and taxable persons in relation to the Business for the purposes of the VATA and have complied with and observed in all material respects the terms of such legislation and all regulations made or notices issued thereunder and have in all material respects maintained and obtained complete, correct and up-to-date records, invoices and other documents (as the case may be) requisite for the purposes thereof and neither the Partnership nor the Relevant Companies are liable for VAT pursuant to the provisions in Section 47 VATA.

     12.3.2 The Partnership is not contractually committed (contingently or otherwise) to make or receive any supply in respect of which an election to waive the exemption from VAT in accordance with the provisions of paragraph 2 of Schedule 10 to the VATA has been made.

     12.3.3 The Disclosure Letter contains details (including the total input tax on the capital item and the percentage of input tax claimed on the item in the first interval, both as defined in part XV of the Value Added Tax Regulations 1995 S1 1995/2518 (the "VAT Regulations")) of all land and other capital items which are used in the course or furtherance of the Business to which Part XV of the VAT Regulations applies. No such adjustment as is referred to in regulations 112 to 116 of the VAT Regulations has been made or so far as the Partners are aware should have been made and so far as the Partners are aware on the basis of use of the capital items up to and including Completion no such adjustment would have to be made in respect of the current interval in relation to any such capital items.

     12.3.4 Neither the Partnership nor any of the Relevant Companies has in relation to the Business made exempt supplies such or of such amount that it is unable to obtain full credit for input tax paid or suffered by it.

12.4 INHERITANCE TAX

     12.4.1 None of the Business Assets is subject to an outstanding Inland Revenue charge (as defined in Section 237 of the Inheritance Tax Act 1984).

     12.4.2 So far as the Partners are aware no circumstances exist such that a power of sale could be exercised in relation to any of the Business Assets pursuant to Section 212 of the Inheritance Tax Act 1984 (contingent liability of transferee for unpaid capital transfer tax or inheritance tax).

12.5 STAMP DUTY

     So far as the Partners are aware all documents in the possession or under the control of the Partners which are necessary to establish the title of the Partners to any of the Business Assets and which, in the United Kingdom or elsewhere, attract either stamp duty or require to be stamped with a particular stamp denoting that no duty is chargeable or that the document has been produced to the appropriate authority, have been properly stamped; and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom.

12.6 GENERAL

     12.6.1 All accounts, computations, notices and returns required to be made or submitted by the Partnership in relation to the Business or any of the Companies to any tax authority and all information required to be given by any of them to any tax authority (including, without limitation, all returns and other documents or information in respect of PAYE and National Insurance Contributions) have been properly prepared, made, submitted or given within any prescribed time limit by the Partnership or the Companies and are up-to-date and correct in all material respects and the Partnership and the Companies have paid all taxation which has fallen due to be paid at the date hereof.

      12.6.2 Neither the Partnership nor any Company is in dispute with or subject to enquiry or investigation by any tax authority in relation to the Business or any of the Companies which is currently outstanding and has not been and is not expected before Completion to be resolved and so far as the Partners are aware there are no facts or circumstances likely to give rise to any such dispute, enquiry or investigation.

      12.6.3 None of the following events has occurred in relation to the Business or the Companies since the Accounts Date:

               (A) an event giving rise to a liability under Part XVII ICTA 1988 (tax avoidance);

               (B) a distribution within the meaning given by Part VI ICTA 1988 (company distributions, tax credits etc.) or within Section 418 ICTA 1988 (expenses treated as distributions);

               (C) an acquisition disposal or supply or deemed acquisition disposal or supply of assets goods services or business facilities of any kind (including a loan of money or a letting hiring or licensing of any tangible or intangible property) for a consideration which is treated for the purposes of taxation as different from the actual consideration;

               (D) an event which results in the Partners or any Companies being liable for taxation for which they are not primarily liable;

               (E) a disposal or deemed disposal of capital assets with an individual market value in excess of (Pounds)10,000; and

               (F) any other event which gives rise to a taxation liability of the Partners in relation to the Business or of any of the Companies on deemed (as opposed to actual) income profits or gains.

      12.6.4 Each of the Companies has sufficient information contained in its records to calculate any chargeable gain or allowable loss which may arise as a result of the disposal of assets owned by that Company at the Accounts Date.

12.7 No balancing charge in respect of any capital allowances claimed or given would arise if any asset of the Companies (or, where computations are made for capital allowances purposes for pools of assets, all the assets in that pool) were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Accounts (or, in the case of any asset acquired since the Accounts Date, for a consideration equal to the consideration given for the acquisition) and so far as the Partners are aware the Companies have not since the Accounts Date become liable for any balancing charge.

12.8 Neither the Partnership nor the Relevant Companies have an interest in any new or uncompleted buildings or civil engineering works within the meaning of Group 1 Schedule 9 of the Value Added Tax Act 1994.

12.9 None of the Relevant Companies have been the subject of or affected by any direction made pursuant to Schedule 9A VATA (anti-avoidance provisions group) and so far as the Partners are aware could not be the subject of or affected by such direction in respect of any matter occurring prior to Completion.

12.10 So far as the Partners are aware no transaction described in:

      12.10.1 Section 765A ICTA 1988 (movements of capital between residents of Member States); or

      12.10.2 Sections 140, 140A or 140C TCGA 1992 (international asset transfers)

      has been carried out by or in relation to any of the Companies in the six year period ending on Completion.

12.11 None of the Companies has ever been resident outside the jurisdiction in which it was incorporated, nor has it ever carried on any trade, business or other activities outside the jurisdiction in which it was incorporated.

12.12 None of the Companies resident in the United Kingdom have or ever have had:

       12.12.1 any interest in a controlled foreign company within the meaning of Section 747 ICTA 1988 (imputation of chargeable profits and creditable tax of controlled foreign companies); or

       12.12.2 a material interest in an offshore fund within the meaning of Chapter V of Part XVII ICTA 1988.

12.13 So far as the Partners are aware none of the Companies has entered into any transaction to which the provisions of Section 770 ICTA 1988 (sales etc. at undervalue or overvalue) have been or could be applied.

12.14 There has not accrued any gain in respect of which any of the Companies may be liable in respect of corporation tax on chargeable gains by virtue of section 13 (attribution of gains to members of non-resident companies) or section 87 (attribution of gains to beneficiaries) TCGA 1992.

12.15 So far as the Partners are aware no liability to taxation or non trading deficit would arise for any of the Companies resident in the United Kingdom from the loan relationships to which any of such Companies is party being repaid to the extent of the amounts shown in respect of such loan relationships in the books of the relevant Company at the date hereof.

13.    MISCELLANEOUS

13.1   DATE COMPLIANCE

       The measures taken and proposed to be taken in relation to the Business with a view to achieving Date Compliance for its computer systems have been disclosed in writing to the Purchaser.

13.2   DISCLOSURE OF MATERIAL DOCUMENTS

       There is attached to the Disclosure Letter a true and complete copy of each of the following documents:

       13.2.1  the Accounts;

       13.2.2  each set of the Previous Accounts;

       13.2.3 copies or details of all documents referred to in the Disclosure Letter;

       13.2.4 copies or details of all policies of insurance referred to in paragraph 8.5 of this Schedule 2;

       13.2.5 copies or details of all licences, permissions and consents referred to in paragraph 9.3 of this Schedule 2; and

       13.2.6 the standard form of contracts of employment with all Employees whose basic salary exceeds (Pounds)25,000 per annum.

13.3   INTRODUCTION AND DISCLOSURES

       The information set out in the Schedules to this Offer is true and accurate in all material respects.

                                   SCHEDULE 3

                   THE BUSINESS INTELLECTUAL PROPERTY RIGHTS


   ID        COUNTRY               PROPRIETOR                   STATUS            TRADEMARK
---------   ---------      ---------------------------        ----------      ------------------
  4375      Australia      Hillier Parker May & Rowden        Registered      Four Arrows Device
  4385      Australia      Hillier Parker May & Rowden        Registered      Four Arrows Device
  4388      Australia      Hillier Parker May & Rowden        Registered      Four Arrows Device
  4369      Australia      Hillier Parker May & Rowden        Registered      HILLIER PARKER
  4372      Australia      Hillier Parker May & Rowden        Registered      HILLIER PARKER
  4374      Australia      Hillier Parker May & Rowden        Registered      HILLIER PARKER
  4411      Austria        Hillier Parker May & Rowden        Registered      Four Arrows Device
  4406      Austria        Hillier Parker May & Rowden        Registered      HILLIER PARKER
  16404     Bahrain        Hillier Parker May & Rowden        Registered      Four Arrows Device
  16405     Bahrain        Hillier Parker May & Rowden        Registered      Four Arrows Device
  16402     Bahrain        Hillier Parker May & Rowden        Registered      HILLIER PARKER
  16403     Bahrain        Hillier Parker May & Rowden        Registered      HILLIER PARKER
  4419      Benelux        Hillier Parker May & Rowden        Registered      Four Arrows Device
  4418      Benelux        Hillier Parker May & Rowden        Registered      HILLIER PARKER
  4906      Canada         Hillier Parker May & Rowden        Registered      Four Arrows Device
  4905      Canada         Hillier Parker May & Rowden        Registered      HILLIER PARKER

    ID          COUNTRY       REG. NO.           REG. DATE        RENEW DUE           DISPLAY
---------      ---------      --------        ---------------     -----------         CLASSES
                                                                                      -------
    4375       Australia        A533744       07 MAY 1990        07 MAY 2007            36
    4385       Australia        A533745       07 MAY 1990        07 MAY 2007            42
    4388       Australia        A533743       07 MAY 1990        07 MAY 2007            16
    4369       Australia        A533741       07 MAY 1990        07 MAY 2007            36
    4372       Australia        A533742       07 MAY 1990        07 MAY 2007            42
    4374       Australia        A533740       07 MAY 1990        07 MAY 2007            16
    4411       Austria          141957        14 MAY 1992        14 MAY 2002            16, 36,37 & 42
    4406       Austria          141958        14 MAY 1992        14 MAY 2002            16, 36, 37 & 42
    16404      Bahrain          1787          05 DEC 1995        05 DEC 2005            36
    16405      Bahrain          1788          05 DEC 1995        05 DEC 2005            42
    16402      Bahrain          1786          05 DEC 1995        05 DEC 2005            36
    16403      Bahrain          1789          05 DEC 1995        05 DEC 2005            42
    4419       Benelux          486831        04 MAY 1990        04 MAY 2000            16, 35, 36, 37 & 42
    4418       Benelux          486800        04 MAY 1990        04 MAY 2000            16, 35, 37, 37 & 42
    4906       Canada           444854        07 JUL 1995        07 JUL 2010            16, 36, 37 & 42
    4905       Canada           430857        29 JUL 1994        29 JUL 2009            16, 36, 37 & 42

ID          COUNTRY          PROPRIETOR                         STATUS         TRADEMARK                  REG. NO.      REG. DATE
--          -------          ----------                         ------         ---------                  --------      ---------
4426        Denmark          Hillier Parker May & Rowden        Registered     Four Arrows Device         3883/1991     21 JUN 1991

4427        Denmark          Hillier Parker May & Rowden        Registered     HILLIER PARKER             6341/1991     27 SEP 1991

4429        France           Hillier Parker May & Rowden        Registered     Four Arrows Device         1600512       04 JUL 1990

4428        France           Hillier Parker May & Rowden        Registered     HILLIER PARKER             1600511       04 JUL 1990

9737        France           Hillier Parker May & Rowden        Registered     HILLIER PARKER MAY &       1192390
                                                                               ROWDEN

6453        France           Hillier Parker May & Rowden        Registered     HILLIER PARKER MAY &       1641967       20 AUG 1990
                                                                               ROWDEN & Device

4431        Germany          Hillier Parker May & Rowden        Registered     Four Arrows Device         1188750       05 OCT 1993

4430        Germany          Hillier Parker May & Rowden        Registered     HILLIER PARKER             1187951       16 JUN 1993

4461        Hong Kong        Donald Newell, Roderick Andrew     Registered     Four Arrows Device         2122/1994     23 JUL 1990
                             Grant, Michael James Ettrick
                             Marshall & Mark Onslow
                             Creedy-Smith t/a Hillier Parker
                             May & Rowden

9655        Hong Kong        Donald Newell, Roderick Andrew     Registered     Four Arrows Device         853/1994      02 MAR 1992
                             Grant, Michael James Ettrick
                             Marshall & Mark Onslow
                             Creedy-Smith t/a Hillier Parker
                             May & Rowden

9656        Hong Kong        Donald Newell, Roderick Andrew     Registered     Four Arrows Device         4449/1993     02 MAR 1992
                             Grant, Michael James Ettrick
                             Marshall & Mark Onslow
                             Creedy-Smith t/a Hillier Parker
                             May & Rowden

ID          COUNTRY          RENEW DUE            DISPLAY
--          -------          ---------
                                                  CLASSES
                                                  -------
4426        Denmark          21 JUN 2001          16, 36, 37 & 42

4427        Denmark          27 SEP 2001          16, 36, 37 & 42

4429        France           04 JUL 2000          16, 36, 37 & 42

4428        France           04 JUL 2000          16, 36, 37 & 42

9737        France           12 JAN 2002          35, 36, 37 & 42


6453        France           20 AUG 2000          35 & 36

4431        Germany          13 JUN 2000          16, 36, 37 & 42

4430        Germany          13 JUN 2000          16, 35, 36, 37 & 42

4461        Hong Kong        23 JUL 2011          16




9655        Hong Kong        02 MAR 1999          36





9656        Hong Kong        02 MAR 1999          42

ID          COUNTRY          PROPRIETOR                         STATUS         TRADEMARK                  REG. NO.      REG. DATE
--          -------          ----------                         ------         ---------                  --------      ---------
9621        Hong Kong        Donald Newell, Roderick Andrew     Registered     HILLIER PARKER             B366/1995     02 MAR 1992
                             Grant, Michael James Ettrick
                             Marshall & Mark Onslow
                             Creedy-Smith t/a Hillier Parker
                             May & Rowden

9622        Hong Kong        Donald Newell, Roderick Andrew     Registered     HILLIER PARKER             B367/1995     02 MAR 1992
                             Grant, Michael James Ettrick
                             Marshall & Mark Onslow
                             Creedy-Smith t/a Hillier Parker
                             May & Rowden

4460        Hong Kong        Donald Newell, Roderick Andrew     Registered     HILLIER PARKER & Device    365/1995       23 JUL 1990
                             Grant, Michael James Ettrick
                             Marshall & Mark Onslow
                             Creedy-Smith t/a Hillier Parker
                             May & Rowden

12711       Indonesia        Hillier Parker May & Rowden        Registered     Four Arrows Device         326254        13 JAN 1995

12713       Indonesia        Hillier Parker May & Rowden        Registered     Four Arrows Device         325896        09 JAN 1995

12710       Indonesia        Hillier Parker May & Rowden        Registered     HILLIER PARKER             325897        09 JAN 1995

12712       Indonesia        Hillier Parker May & Rowden        Registered     HILLIER PARKER             325898        09 JAN 1995

4463        Ireland          Hillier Parker May & Rowden        Registered     Four Arrows Device         139575        16 MAY 1990

4462        Ireland          Hillier Parker May & Rowden        Registered     HILLIER PARKER             B139462       16 MAY 1990

4507        Italy            Hillier Parker May & Rowden        Registered     Four Arrows Device         584427        10 DEC 1992

4506        Italy            Hillier Parker May & Rowden        Registered     HILLIER PARKER             584426        10 DEC 1992

4530        Japan            Leonard  Stanley JARRAD et al.     Registered     Four Arrows Device         2573469       30 SEP 1993
                            (a partnership)

ID          COUNTRY          RENEW DUE            DISPLAY
--          -------          ---------
                                                  CLASSES
                                                  -------
9621        Hong Kong         02 MAR 1999          36





9622        Hong Kong         02 MAR 1992          42





4460        Hong Kong         23 JUL 2011          16





12711       Indonesia         06 OCT 2002          36

12713       Indonesia         06 OCT 2002          42

12710       Indonesia         06 OCT 2002          36

12712       Indonesia         06 OCT 2002          42

4463        Ireland           15 MAY 2007          16

4462        Ireland           15 MAY 2007          16

4507        Italy             16 MAY 2000          16, 36, 37 & 42

4506        Italy             16 MAY 2000          16, 36, 37 & 42

4530        Japan             31 MAR 2003          16

ID          COUNTRY          PROPRIETOR                         STATUS         TRADEMARK                  REG. NO.      REG. DATE
--          -------          ----------                         ------         ---------                  --------      ---------
4529        Japan            Leonard Stanley JARRAD et al. (a   Registered     HILLIER PARKER             2516494       31 MAR 1993
                             partnership)

4526        Malaysia         Hillier Parker May & Rowden        Registered     Four Arrows Device         90/03205      21 MAY 1990

4525        Malaysia         Hillier Parker May & Rowden        Registered     HILLIER PARKER             90/03204      21 MAY 1990

4445        New Zealand      Leonard Stanley JARRAD et al. (a   Registered     Four Arrows Device         201732        11 MAY 1990
                             partnership)

4446        New Zealand      Leonard Stanley JARRAD et al. (a   Registered     Four Arrows Device         201733        11 MAY 1990
                             partnership)

4447        New Zealand      Leonard Stanley JARRAD et al. (a   Registered     Four Arrows Device         201731        11 MAY 1990
                             partnership)

4442        New Zealand      Leonard Stanley JARRAD et al. (a   Registered     HILLIER PARKER             201729        11 MAY 1990
                             partnership)

4443        New Zealand      Leonard Stanley JARRAD et al. (a   Registered     HILLIER PARKER             201730        11 MAY 1990
                             partnership)

4444        New Zealand      Leonard Stanley JARRAD et al. (a   Registered     HILLIER PARKER             201728        11 MAY 1990
                             partnership)

4432        Norway           Hillier Parker May & Rowden        Registered     HILLIER PARKER             161712        10 MAR 1994

14327       Portugal         Donald Newell, Roderick Andrew     Registered     Four Arrows Device         303386        04 AUG 1995
                             Grant, Michael James Ettrick
                             Marshall & Mark Onslow
                             Creedy-Smith t/a Hillier Parker
                             May & Rowden

ID          COUNTRY          RENEW DUE            DISPLAY
--          -------          ---------
                                                  CLASSES
                                                  -------
4529        Japan            01 OCT 2002          16


4526        Malaysia         21 MAY 2011          16

4525        Malaysia         21 MAY 2011          16

4445        New Zealand      11 MAY 2011          36


4446        New Zealand      11 MAY 2011          42


4447        New Zealand      11 MAY 2011          16


4442        New Zealand      11 MAY 2011          36


4443        New Zealand      11 MAY 2011          42


4444        New Zealand      11 MAY 2011          16


4432        Norway           10 MAR 2004          36, 37 & 42

14327       Portugal         04 AUG 2005          36


ID      COUNTRY       PROPRIETOR                    STATUS       TRADEMARK            REG. NO.   REG. DATE     RENEW DUE     DISPLAY
--      -------       ----------                    ------       ---------            --------   ---------     ---------
                                                                                                                             CLASSES
                                                                                                                             -------
14328   Portugal      Donald Newell, Roderick       Registered   Four Arrows Device   303387     04 AUG 1995   04 AUG 2005   42
                      Andrew Grant, Michael
                      James Ettrick Marshall
                      & Mark Onslow Creedy-Smith
                      t/a Hillier Parker May &
                      Rowden

14325   Portugal      Donald Newell, Roderick       Registered   HILLIER PARKER       303384     04 AUG 1994   04 AUG 2005   36
                      Andrew Grant, Michael
                      James Ettrick Marshall
                      & Mark Onslow Creedy-Smith
                      t/a Hillier Parker May &
                      Rowden

14326   Portugal      Donald Newell, Roderick       Registered   HILLIER PARKER       303385     04 AUG 1995   04 AUG 2005   42
                      Andrew Grant, Michael
                      James Ettrick Marshall
                      & Mark Onslow Creedy-Smith
                      t/a Hillier Parker May &
                      Rowden

4524    Singapore     Hillier Parker May & Rowden   Registered   Four Arrows Device   4759/90    04 JUL 1990   04 JUL 2007   16

8361    Singapore     Hillier Parker May & Rowden   Registered   Four Arrows Device   5531/91    05 JUN 1991   06 JUN 2001   42

4523    Singapore     Hillier Parker May & Rowden   Registered   HILLIER PARKER       4760/90    04 JUL 1990   04 JUL 2007   16

8359    Singapore     Hillier Parker May & Rowden   Registered   HILLIER PARKER       5532/91    06 JUN 1991   06 JUN 2001   42

        Singapore     Hillier Parker May & Rowden                Four Arrows Device   5533/91    06 JUN 1991   06 JUN 2001   36

13665   South Africa  Hillier Parker May & Rowden   Registered   HILLIER PARKER       94/6317    20 JUN 1994   20 JUN 2004   36

13666   South Africa  Hillier Parker May & Rowden   Registered   HILLIER PARKER       94/6318    20 JUN 1994   20 JUN 2004   42

4515    Spain         Hillier Parker May & Rowden   Registered   Four Arrows Device   1575427    28 FEB 1994   20 JUN 2000   36

4516    Spain         Hillier Parker May & Rowden   Registered   Four Arrows Device   1575428    28 FEB 1994   20 JUN 2000   42

4512    Spain         Hillier Parker May & Rowden   Registered   HILLIER PARKER       1575425    02 MAR 1993   20 JUN 2000   36

ID    COUNTRY         PROPRIETOR                   STATUS      TRADEMARK           REG. NO.  REG. DATE    RENEW DUE    DISPLAY
--    -------         ----------                   ------      ---------           --------  ---------    ---------
                                                                                                                       CLASSES
                                                                                                                       -------
4513  Spain           Hillier Parker May & Rowden  Registered  HILLIER PARKER      1575426   06 APR 1992  20 JUN 2000  42

4514  Spain           Hillier Parker May & Rowden  Registered  HILLIER PARKER      1568183   05 JUN 1992  17 MAY 2000  16

4435  Sweden          Hillier Parker May & Rowden  Registered  Four Arrows Device  233562    30 APR 1992  30 APR 2002  16, 36, 37
                                                                                                                             & 42

4434  Sweden          Hillier Parker May & Rowden  Registered  HILLIER PARKER      246082    29 JAN 1993  29 JAN 2003  16, 36, 37
                                                                                                                             & 42

4511  Switzerland     Hillier Parker May & Rowden  Registered  Four Arrows Device  386541    20 NOV 1990  20 NOV 2010  16

4510  Switzerland     Hillier Parker May & Rowden  Registered  HILLIER PARKER      386450    20 NOV 1990  20 NOV 2010  16

9190  Taiwan          Hillier Parker May & Rowden  Registered  Four Arrows Device  58470     16 JUN 1992  15 JAN 2002  42

9189  Taiwan          Hillier Parker May & Rowden  Registered  HILLIER PARKER      58471     16 JUL 1992  15 JAN 2002  42

8392  Thailand        Hillier Parker May & Rowden  Registered  Four Arrows Device  158406    26 SEP 1991  26 SEP 2001  16

9653  Thailand        Hillier Parker May & Rowden  Registered  Four Arrows Device  BOR 1820  19 OCT 1993  19 OCT 2003  36

9654  Thailand        Hillier Parker May & Rowden  Registered  Four Arrows Device  BOR 1822  19 OCT 1993  19 OCT 2003  42

8391  Thailand        Hillier Parker May & Rowden  Registered  HILLIER PARKER      7370      22 APR 1992  22 APR 2002  16

9623  Thailand        Hillier Parker May & Rowden  Registered  HILLIER PARKER      BOR 1991  19 OCT 1993  19 OCT 2003  36

9264  Thailand        Hillier Parker May & Rowden  Registered  HILLIER PARKER      BOR 1808  19 OCT 1993  19 OCT 2003  42

4536  United Kingdom  Hillier Parker May & Rowden  Registered  Four Arrows Device  1428945   25 MAY 1990  25 MAY 2007  16

4537  United Kingdom  Hillier Parker May & Rowden  Registered  Four Arrows Device  1428946   25 MAY 1990  25 MAY 2007  36

3538  United Kingdom  Hillier Parker May & Rowden  Registered  Four Arrows Device  1428947   25 MAY 1990  25 MAY 2007  42

ID     COUNTRY         PROPRIETOR                   STATUS      TRADEMARK                REG. NO.  REG. DATE    RENEW DUE    DISPLAY
--     -------         ----------                   ------      ---------                --------  ---------    ---------
                                                                                                                             CLASSES
                                                                                                                             -------
5269   United Kingdom  Hillier Parker May & Rowden  Registered  Four Arrows Device       1428368   11 JUN 1990  11 JUN 2007  37

4539   United Kingdom  Hillier Parker May & Rowden  Registered  HILLIER PARKER           1428942   25 MAY 1990  25 MAY 2007  16

4540   United Kingdom  Hillier Parker May & Rowden  Registered  HILLIER PARKER           1428943   25 MAY 1990  25 MAY 2007  36

4541   United Kingdom  Hillier Parker May & Rowden  Registered  HILLIER PARKER           1428944   25 MAY 1990  25 MAY 2007  42

5270   United Kingdom  Hillier Parker May & Rowden  Registered  HILLIER PARKER           1428292   11 JUN 1990  11 JUN 2007  37

4962   United Kingdom  Hillier Parker May & Rowden  Registered  HILLIER PARKER & Device  1321291   14 SEP 1987  14 SEP 2008  35

4963   United Kingdom  Hillier Parker May & Rowden  Registered  HILLIER PARKER & Device  1321292   14 SEP 1987  14 SEP 2008  36

8388   United Kingdom  Hillier Parker May & Rowden  Registered  HILLIER PARKER MAY &     1466641   04 JUN 1991  04 JUN 2008  16
                                                                ROWDEN

8389   United Kingdom  Hillier Parker May & Rowden  Registered  HILLIER PARKER MAY &     1466642   04 JUN 1991  04 JUN 2008  37
                                                                ROWDEN

8390   United Kingdom  Hillier Parker May & Rowden  Registered  HILLIER PARKER MAY &     1466643   04 JUN 1991  04 JUN 2008  42
                                                                ROWDEN

14299  Zimbabwe        Hillier Parker May & Rowden  Registered  Four Arrows Device       1257/94   30 AUG 1994  30 AUG 2004  36

14300  Zimbabwe        Hillier Parker May & Rowden  Registered  Four Arrows Device       1258/94   30 AUG 1994  30 AUG 2004  42

14297  Zimbabwe        Hillier Parker May & Rowden  Registered  HILLIER PARKER           1255/94   30 AUG 1994  30 AUG 2004  36

14288  Zimbabwe        Hillier Parker May & Rowden  Registered  HILLIER PARKER           1256/94   30 AUG 1994  30 AUG 2004  42

ID       COUNTRY            PROPRIETOR                      STATUS     TRADEMARK           REG. NO.        APP. DATE     DISPLAY
--       -------            ----------                      ------     ---------           --------        ---------     -------
                                                                                                                         CLASSES
                                                                                                                         -------
14287    Angola             Hillier Parker May & Rowden     Pending    Four Arrows Device  1063            04 OCT 1994   36


14288    Angola             Hillier Parker May & Rowden     Pending    Four Arrows Device  1066            04 OCT 1994   42


14285    Angola             Hillier Parker May & Rowden     Pending    HILLIER PARKER      1064            04 OCT 1994   36


14286    Angola             Hillier Parker May & Rowden     Pending    HILLIER PARKER      1065            04 OCT 1994   42


20206    European Union     Mark Francis Creamer & Philip   Pending    Four Arrows Device  179044          01 APR 1996   16, 36 & 42
         (CTM)              Charles Redman

20209    European Union     Mark Francis Creamer & Philip   Pending    HILLIER PARKER      179010          01 APR 1996   16, 36 & 42
         (CTM)              Charles Redman

14295    Lesotho            Hillier Parker May & Rowden     Pending    Four Arrows Device  LS/M/94/0068    19 OCT 1994   36 & 42


14293    Lesotho            Hillier Parker May & Rowden     Pending    HILLIER PARKER      LS/M/94/0068    19 OCT 1994   36 & 42


25183    Malaysia           Hillier Parker May & Rowden     Pending    Four Arrows Device                                35


25186    Malaysia           Hillier Parker May & Rowden     Pending    Four Arrows Device                                36


25187    Malaysia           Hillier Parker May & Rowden     Pending    Four Arrows Device                                37


25190    Malaysia           Hillier Parker May & Rowden     Pending    Four Arrows Device                                42


25184    Malaysia           Hillier Parker May & Rowden     Pending    HILLIER PARKER                                    35


25185    Malaysia           Hillier Parker May & Rowden     Pending    HILLIER PARKER                                    36


25188    Malaysia           Hillier Parker May & Rowden     Pending    HILLIER PARKER                                    37


25189    Malaysia           Hillier Parker May & Rowden     Pending    HILLIER PARKER                                    42


14291    Namibia            Hillier Parker May & Rowden     Pending    Four Arrows Device  94/1021         13 SEP 1994   36


ID       COUNTRY         PROPRIETOR                      STATUS      TRADEMARK              REG. NO.      APP. DATE      DISPLAY
--       -------         ----------                      ------      ---------              --------      ---------      -------
                                                                                                                         CLASSES
                                                                                                                         -------
14292    Namibia         Hillier Parker May & Rowden     Pending     Four Arrows Device     94/1019       13 SEP 1994    42

14289    Namibia         Hillier Parker May & Rowden     Pending     HILLIER PARKER         94/1022       13 SEP 1994    36

14290    Namibia         Hillier Parker May & Rowden     Pending     HILLIER PARKER         94/1020       13 SEP 1994    42

13667    South Africa    Hillier Parker May & Rowden     Opposed     Four Arrows Device     94/5575       03 JUN 1994    36

13668    South Africa    Hillier Parker May & Rowden     Pending     Four Arrows Device     94/5576       03 JUN 1994    42

                                  SCHEDULE 4

                             THE BUSINESS PREMISES

                             PART I - PARTICULARS


DESCRIPTION                LEASE                         TITLE                 OCCUPATIONAL UNDERLEASES
-----------                ------                        -----                 ------------------------
                                                         MATTERS
                                                         -------
                                                                               DATE          PREMISES       PARTIES
                                                                               ----          --------       -------
A.    Part                 A Sub-Underlease dated 20     The Lease             14.04.1993    Part First     (1) the
      sub-basement,        August 1985 and made                                3             Floor          Vendor (2)
      basement, ground     between (1) HBL Holdings                                                         Fund
      and first floors     Limited and (2) I B                                                              Research
      1 Frederick's        Flanagan, J J S Allanson,                                                        Limited
      Place, London        H E Couch and D Newell
      EC2R 8AB             and registered at HM Land
                           Registry under title no.
                           NGL543231

                                                                               26.09.1997    Part           (1) the Vendor
                                                                               7             Basement       (2) Fund
                                                                                             Part First     Research
                                                                                             Floor          Limited

                                                                               09.01.1998    Part           1) the Vendor
                                                                               8             Sub-basement   (2) Davis Polk
                                                                                                            & Wardwell

B.    2nd and 3rd          An Underlease dated 9         The Lease and a       None
      Floor Offices at     November 1987 between (1)     Car Park Licence
      17/17A Hanover       Sun Alliance Assurance        dated 18 October
      Square, London W1    Society plc and (2) D         1991
                           Newell, J C Edgcumbe, H E
                           Couch and A D Turner

C.    76, 77 and 78        A lease dated 31 January      None                  Service occupancy of flat within the
      Grosvenor Street     1985 and made between The                           Business Premises as referred to in the
      and 35, 37 and       Norwich Union Life                                  Certificates of Title
      39 Grosvenor         Insurance Society (1) Ian
      Hill W1              Bennett Flanagan and
                           others (2) as varied by a
                           deed dated 3 April 1997
                           made between Grosvenor
                           (Mayfair) Estate (1) The
                           Norwich Union Life
                           Insurance Society (2)
                           Hillier Parker (3)
                           registered at HM Land
                           Registry with Title
                           Absolute under title
                           number NGL519913

D.    Ground Floor         A lease dated 23 February     The lease             None
      premises and two     1998 and made between
      car parking          London and Manchester
      spaces at            Assurance Company Limited
      Cheshire House       (1) and Grosvenor Hill
      18-20 Booth          Services (2)
      Street,
      Manchester

E.    Part ground          An Underlease dated 2         The Underlease        None
      floor Cavendish      March 1995 and made
      House,               between Allied Irish
                           Banks plc (1) and

DESCRIPTION                LEASE                         TITLE                  OCCUPATIONAL UNDERLEASES
-----------                -----                         -----                  ------------------------
                                                         MATTERS
                                                         -------
      Waterloo             D  Newell R A Grant,
      Street,              J C Edgcumbe and
      Birmingham           B P Raggett (2)

F.    Third floor          Lease dated 12th November     The Lease              Sub-Lease (of 171.86 square metres in the
      premises, 7          1997 and subsequent dates                            north-west corner of the property)
      Castle Street,       and registered in the                                between (1) Grosvenor Hill Services and
      Edinburgh            Books of Council and                                 (2) Singer & Friedlander Limited dated
                           Session on 2nd February                              4th March and subsequent dates and
                           1998 between (1) Property                            registered in the Books of Council &
                           Selection & Investment                               Session on 15th April, both months
                           Trust Limited and (2)                                1998.
                           Grosvenor Hill Services
                           (with a Guarantee by the
                           partners of Hillier
                           Parker)

G.    Fourth floor         Head Lease dated 2nd          The Lease              None.
      premises, 127 St     December, 1994 and 18th
      Vincent Street,      January, 1995 and
      Glasgow              registered in the Books
                           of Council and Session on
                           17th February, 1995
                           between (1) Norwich Union
                           Life Insurance Society
                           and (2) Donald Newell,
                           Roderick Andrew Grant,
                           John Charles Edgcumbe and
                           Brian Paul Raggett as
                           trustees for the firm of
                           Hillier Parker.

H.    762 Pershore         Lease dated 27th April        The Lease              Sub-lease dated 28th May 1996 between
      Road, Selly          1990 between D G Lewis                               City Property Management Services Limited
      Park, Birmingham     Estates Ltd (1) and                                  (1) and Cellular GB Limited (2)
      as further           Dixon Dobson and Carver
      described in the     Limited (2)
      Disclosure Letter

                     PART II - TERMS OF SALE AND PURCHASE

1.   DEFINITIONS

     In this Part II the following expressions shall have the following meanings respectively:

     "ACTUAL COMPLETION DATE" means the date in each case of actual completion of the assignment of any Business Premises to the Purchaser:

     "ASSIGNMENT" means a leasehold assignment, assignation (in the case of the Scottish Properties) or transfer (as appropriate) in the agreed form or as modified to reflect HM Land Registry requirements;

     "GROSVENOR STREET PROPERTY" means the Business Premises referred to at item C in Part I of this Schedule;

     "OCCUPATIONAL UNDERLEASE" means in relation to any Business Premises any lease(s) or agreements for lease(s) of the Business Premises together with any variation thereof and any other deed or document supplemental thereto (including any licence) (if any) in each case specified in Part I of this Schedule;

     "PARTNERS" means as the context requires, either:

     (a)  the Partners; or

     (b) the Partners in whom a Lease is vested or who are surety for Grosvenor Hill Services as tenant; and

     "REVERSIONER" means any person having an interest in reversion (whether immediately or more remotely) to the Partners' whose consent is required for the assignment of a Lease to the Purchaser or, in the case of the Scottish Properties, the party in right of the landlord's interest under the Leases.

2.   AGREEMENT FOR SALE

2.1 Subject to and in accordance with the terms of this Part II of this Schedule the Partners agree to sell or procure the sale of and the Purchaser agrees to buy the Business Premises.

2.2 The assignment of each Lease shall be in consideration of that part of the consideration attributed to it in clause 2 or (if that part is nil) shall be in consideration of (Pounds)1 and a covenant on the part of the Purchaser to pay the rent reserved in that Lease and to observe and perform the covenants on the part of tenant and the conditions contained in that Lease and to indemnify the Partners against all claims, demands, proceedings, damages, costs and expenses arising out of or incidental to their breach, non-observance or non-performance.

2.3 For the avoidance of doubt it is agreed between the parties that this agreement for the assignment of the Business Premises is a separate and divisible transaction in respect of each of the Business Premises and that the failure to secure an assignment or other consent in respect of one or more of the Business Premises shall not relieve the parties of their obligations in respect of the remainder of the Business Premises.

3.   COMPLETION

3.1 In relation to each of the Business Premises completion shall take place on:

     3.1.1 the Completion Date if the requisite Licence (as defined in paragraph 10 below) of the Reversioner in relation to that Business Premises has been secured by such date or if a licence is not required; or otherwise

     3.1.2 5 business days after the issue of the requisite Licence by the Reversioner in respect of the assignment of that Business Premises.

3.2 Completion of the Assignment in relation to any Business Premises shall take place at the offices of the Partners' Solicitors.

4.   TENANCIES, COVENANTS, RESTRICTIONS AND PUBLIC MATTERS

4.1 Each of the Business Premises shall be assigned subject to and with the benefit of the relevant Occupational Underlease(s) (if any) (and all underleases, tenancies and documents referred to therein) but otherwise with vacant possession on the Actual Completion Date.

4.2 The assignment of each of the Business Premises is subject to and with the benefit of any matters contained or referred to in or arising out of the documents listed in Part I of this Schedule relevant to such Business Premises (if any) and (where title to the Business Premises is registered at HM Land Registry) to any matter (other than any charges to secure monies) referred to in the register of the title to the Business Premises.

4.3  Each of the Business Premises is also assigned subject to:

     4.3.1 any charge, notice, order, restriction, agreement, condition or other matter arising under the enactments from time to time in force relating to town and country planning;

     4.3.2 all local land charges (whether or not registered before the date of this Offer) and all matters capable of registration as local land charges;

     4.3.3 all notices, orders, demands, proposals or requirements of any local or other competent authority whether made before or after the date of this Offer;

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

     4.3.4 all rights of way, water, light, air and other fights, easements, quasi-easements, liabilities and public rights whatsoever and any liability to repair or to contribute toward the cost of repair of roads, passages, sewers, drains, fences or other items;

     4.3.5 all matters disclosed by any searches or enquiries made by or on behalf of the Purchaser; and

     4.3.6 all overriding interests as defined in Section 70(I) of the Land Registration Act 1925 (as amended) or in Section 28 of the Land Registration (Scotland) Act 1979 and (where title to any Business Premises is unregistered) matters which would be capable of being such overriding interests if title to the Business Premises were registered, and the Partners warrant that they have made full disclosure of all such matters as are referred to in this paragraph 4.3 as are known to them in the Certificates of Title or, in respect of the Demised Premises listed at H in Part I of this Schedule in the Disclosure Letter.

5.   COVENANTS FOR TITLE

     The Business Premises shall be assigned with full title guarantee but subject to the limitations set in the Assignments.

6.   INCORPORATION OF STANDARD CONDITIONS AND REQUISITIONS

6.1 The sale of the Business Premises shall be deemed to incorporate the Standard Conditions of Sale (3rd Edition) so far as they are not inconsistent with the provisions of this Offer but general conditions 2.2.1, 5.1.3, 6.1, 7.1, 7.2 and 8.3 shall not apply.

6.2 The Purchaser shall only be entitled to raise requisitions in respect of matters arising since Completion and not apparent from the Certificates of Title or in respect of the Business Premises referred to at H in Part I of this Schedule, as provided in paragraph 11.4.

7.   OCCUPATION PENDING COMPLETION

7.1 With effect from the Completion Date the Purchaser shall be allowed into and to continue in occupation of each Business Premises as licensee.

7.2  In each case the Purchaser shall be entitled to remain in occupation until:

     7.2.1 completion of the Assignment in accordance with the terms of this Offer; or

     7.2.2 ten working days after written notice is given by the Partners to the Purchaser to the effect:

            (A) that it has received notice from the Reversioner that the Purchaser is in material breach of the obligations on the part of the tenant contained in the Lease (other than in relation to the fact of the Purchaser's unauthorised occupation of the Business Premises or any other matters which are the responsibility of the Partners under the terms of this Offer) and requiring the Purchaser to vacate; or

            (B) that the Purchaser is in arrears as to payment of the licence fee in respect of that Business Premises and requiring the Purchaser to vacate; or

     7.2.3 the Purchaser is unable to occupy the relevant Business Premises because of the circumstances contained in paragraph 10.9.

7.3 On the first to occur of the dates set out in paragraph 7.2 the Purchaser shall give up occupation and vacate the Business Premises.

7.4 With effect from the Completion Date until the Actual Completion Date or earlier termination of the Purchaser's right to occupy the Business Premises under paragraph 7.2.1 or 7.2.2 or (if earlier) the date referred to in paragraph 10.10 the Purchaser shall:

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

     7.4.1 (whether it takes occupation or not) pay the Partners on demand a licence fee equal to the rents reserved by, service charges, insurance premiums and other payments reserved by or payable under the Leases as if these had been assigned; and

     7.4.2 perform and observe all other covenants and conditions on the part of the tenant contained in the Leases (other than for the payment of rents and other sums referred to in paragraph 7.4.1) and on the part of the landlord contained in the Occupational Underleases and any other stipulation or restrictions or covenants binding upon the Partners in relation to the Business Premises;

     PROVIDED THAT the Purchaser's obligation in paragraph 7.4.2 shall not apply to any covenant against alienation to the extent that the same may be breached.

7.5 If the Purchaser shall fail to make any payment due under paragraph 7.4.1 the due date interest will be payable on the amount owed at the rate of 3 per cent per annum above the base lending rate for the time being of Barclays Bank PLC (the "PRESCRIBED RATE").

7.6 From the Completion Date the Purchaser shall indemnify the Partners against all outgoings whatsoever in respect of the Business Premises (the Purchaser being credited with the income of the relevant Business Premises (if any)) for the period commencing on the Completion Date and expiring or terminating on the Actual Completion Date or (if earlier) the date of termination of the Purchaser's right to occupy the relevant Business Premises pursuant to paragraph 7.2.1 or 7.2.2 or (if earlier) the date referred to in paragraph 10.10 and also any damages, losses, costs, claims, demands or liabilities incurred by the Partners as tenant or surety which are attributable to non-compliance by the Purchaser with the terms of the Leases (other than those terms relating to the payment of the rents and other sums referred to in paragraph 7.4.1 or relating to alienation).

7.7 Subject to the Purchaser complying with the terms of paragraph 7.4, with effect from the Completion Date until the Actual Completion Date or earlier termination of the Purchaser's right to occupy the Business Premises pursuant to paragraph 7.2.1 or 7.2.2 or (if earlier) the date referred to in paragraph 10.10 the Partners shall:

     7.7.1 pay and discharge all rents, service charge, insurance premiums and other payments payable under the Leases on the due date and shall supply evidence of such payment to the Purchaser upon written request; and

     7.7.2 collect on the due dates and pay over to the Purchaser all rents and other sums due under the Occupational Underleases on receipt and shall supply evidence of such sums to the Purchaser upon written request.

8.   ASSIGNMENT

     There shall be a separate Assignment for each of the Business Premises which shall be engrossed and executed in duplicate and within 30 days after the relevant Actual Completion Date the duplicate shall be denoted against the original at the expense of the Purchaser and returned forthwith to the Partners' Solicitors. In the case of the Business Premises at Glasgow the Assignments shall be executed by the Reversioner and thereafter registered in the Books of Council and Session.

9.   CONTINUING APPLICATION

     The provisions of this Schedule shall remain in full force and effect in so far as they remain to be performed and observed after the completion of any assignment of the Business Premises and in relation to each of the Business Premises so completed.

10.  REVERSIONER'S LICENCE

10.1 Where appropriate the Partners shall forthwith at the Purchaser's own cost and expense make or cause to be made an application (where requisite) to the Reversioner for licence (the "LICENCE") for the assignment of the Lease of each Business Premises to the Purchaser and the Partners shall pursue each such application with all reasonable

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

     expedition and will promptly deal with all correspondence and documentation relating to each such application.

10.2 The Purchaser shall promptly and at the Purchaser's own cost and expense:

     10.2.1 supply forthwith after the date of this Offer all such bankers', landlords' and trade references, accounts and other information (including independent legal opinions addressed to the Reversioner and in a form reasonably acceptable to the Reversioner including in respect of the obligations to be undertaken and/or in respect of the enforcement of UK money judgements in the place where its assets are located) (if any) relating to the Purchaser and/or CBRE and thereafter shall use all reasonable endeavours to obtain and supply all such additional information of a similar nature as a Reversioner may reasonably and properly require in connection with the obtaining of the Licence;

     10.2.2 comply with the proper and reasonable requirements of the Reversioner in relation to the granting of the Licence, including without prejudice to the generality of the foregoing entering into direct covenants with the Reversioner and procuring the giving of a guarantee by CBRE; and

     10.2.3 procure the execution of the Licence and any other security documents properly required return them to the Partners' Solicitors as soon as reasonably practicable but in any event within three working days after receipt of engrossments of the agreed form thereof by the Purchaser's Solicitors.

10.3

     10.3.1 Subject to the Purchaser complying with its obligations under this paragraph 10 the Partners shall use all reasonable endeavours to obtain each such Licence.

     10.3.2 Notwithstanding the provisions of this paragraph 10 the Partners shall be entitled to seek a release of the Partners' obligations in relation to any Lease and to offer to the Reversioner such security or other consideration of their own to enable the Reversioner to give a Licence or to obtain a release from any Reversioner of the Partners' obligations in relation to any Lease.

10.4 If the Partners are unable to obtain a Licence within 9 months from the Completion Date then unless the Purchaser elects in favour of the application referred to in paragraph 10.6 the Partners will at the request of the Purchaser use their reasonable endeavours on the same basis as aforesaid to obtain in relation to the relevant Business Premises a licence for the grant of an underlease of those Business Premises (in the same form as the Lease mutatis mutandis but containing the provision in paragraph 10.5) to the Purchaser and the provisions of paragraphs 10.2 and 10.3 mutatis mutandis shall apply in relation to obtaining such licence and the assignment of such Business Premises shall be effected by means of the grant of an underlease of that Business Premises.

10.5 Any underlease referred to in paragraph 10.4 shall contain the following provisions:

     10.5.1 the Landlord may at any time during the Term apply (the "APPLICATION") to the Superior Landlord for consent to assign the Head Lease to the Tenant and to merge this Underlease into the Head Lease, whereupon the Landlord shall give notice to the Tenant of the Application;

     10.5.2 upon receipt of notice of the Application the Tenant shall supply all information to the Superior Landlord as may be reasonably required and shall take all reasonable steps to assist in the obtaining of the consent of the Superior Landlord;

     10.5.3 if the Landlord shall make the Application then the Landlord shall use its reasonable endeavours to obtain any necessary consent of the Superior Landlord to such assignment and merger;

     10.5.4 subject to the Superior Landlord's consent being granted and subject to the Tenant paying all sums due to the Landlord pursuant to this Underlease, the Landlord will within one month of such consent for a nil consideration assign the Head Lease to

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

             the Tenant and the Tenant will take the assignment and in the assignment will covenant with the Landlord to provide a full and sufficient indemnity in respect of future breaches of the covenants in the Head Lease but only for the duration of the Head Lease and will declare this Underlease as merged with the Head Lease; and

     10.5.5 the assignment shall be with full title guarantee and shall provide that any covenant on the part of the Landlord implied by Sections 2 and 4 of the Law of Property (Miscellaneous Provisions) Act 1994 shall be limited so as not to affect the Landlord with liability for a subsisting breach of any covenant of the Head Lease concerning the state or condition of the Premises.

10.6 If:

     10.6.1 the Partners are unable to obtain a Licence within nine months from the Completion Date then if so required by the Purchaser (unless advised by Counsel (admitted to the relevant Bar for a period of not less than five years and nominated in the absence of agreement by the President or Dean of the relevant Bar or his nominee) that such action has no reasonable prospect of success); and/or

     10.6.2  at any time the Partners and the Purchaser so agree; and/or

     10.6.3 the Reversioner obtains or threatens to seek to obtain the court orders or otherwise withholds its licence as referred to in paragraph 10.9 and/or paragraph 10.10;

     the Partners shall apply at the Purchaser's cost to the Court for a declaration that either such Licence is being unreasonably withheld and/or the remedies obtained or threatened by the Reversioner should not have been or should not be obtained and shall pursue all such proceedings with due diligence and speed and if appropriate and at the cost of the Purchaser the Partners shall (unless advised by Counsel (admitted to the relevant bar for a period of not less than 5 years and nominated in the absence of agreement by the president or dean of the relevant bar or his nominee) that such action has no reasonable prospect of success) appeal the findings of the Court.

10.7 The Purchaser may at any time after 6 months after the Completion Date by 20 business days' notice in writing to the Partners require completion of the assignment of any Business Premises notwithstanding failure to obtain any requisite licence of the Reversioner.

10.8 Subject to the Purchaser not having given notice pursuant to paragraph 10.7, in the event that the Partners shall have been unable to obtain the Reversioner's consent to the assignment of any Lease to the Purchaser or the grant of an underlease pursuant to paragraph 10.4 but have been able to obtain a declaration or other order of the Court that the Reversioner has unreasonably withheld its consent to such assignment or underlease then the relevant Business Premises shall nevertheless pass to the Purchaser by means of an Assignment and shall be completed on the tenth business day after the date of the relevant declaration or other order.

10.9 Notwithstanding the provisions of this paragraph 10 in the event of a
     Reversioner:

     10.9.1 taking action to forfeit a Lease and relief from forfeiture not being obtained; or

     10.9.2 obtaining an injunction or, in the case of the Scottish Properties, an interdict restraining the Partners from assigning a Lease or granting an underlease to the Purchaser; or

     10.9.3 obtaining an injunction or, in the case of the Scottish Properties, an interdict or other order requiring the Partners to recover possession or otherwise requiring the Purchaser to vacate the relevant Business Premises; or

     10.9.4 in any other circumstances where the Purchaser remaining in occupation of a Business Premises would constitute a contempt of Court or contravene a Court Order;

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

       then in any such case the parties shall comply with such court order but to the extent practicable the Partners and the Purchaser shall continue at the Purchaser's cost to seek to procure an assignment of the Lease and where the Purchaser can continue to occupy as Licensee or otherwise without contravening such court order it may do so, or where such occupation would be in breach of such court order the Purchaser shall give up occupation of the relevant Business Premises and those Business Premises shall from that date be managed by the Partners on behalf of the Purchaser and in accordance with the Purchaser's directions until the completion of an Assignment and the Partners shall comply with paragraphs 7.7.1, 7.7.2 and 7.4.2 and the Purchaser shall comply with its obligations in paragraph 7.4.1 and 7.6 and shall indemnify the Partners in respect of the Partners' compliance with paragraph 7.4.2 but where the Reversioner obtains a further court order subsequent to the changes to the manner or occupation of the relevant Business Premises referred to above then paragraph 10.10 shall apply.

10.10 In the event that the Reversioner subsequently obtains a further Court Order as referred to in paragraph 10.9 in respect of a Business Premises that Business Premises shall on the date of such Order be dealt with as follows:

       10.10.1 with regard to any Business Premises other than the Grosvenor Street Property, the Purchaser shall comply with paragraphs
                7.4.1 and 7.6 and shall indemnify the Partners in respect of their compliance with paragraph 7.4.2 and the Partners shall comply with paragraphs 7.4.2, 7.7.1 and 7.7.2 and where possible without contravening any Court Order the Partners shall at the Partners' cost comply with the Purchaser's reasonable and proper directions as to that Business Premises;

       10.10.2 with regard to the Grosvenor Street Property, if the Reversioner has validly withheld consent for any of the following reasons:

                (A) any breach of the terms of the relevant Lease arising out of the sale of the Business by the Partners to the Purchaser;

                (B) any non-compliance by the Partners with the terms of the relevant Lease including those terms relating to alienation and including any non-compliance existing prior to the Completion Date; or

                (C) the failure by the Partners to comply with their obligations pursuant to paragraph 10.3.1,

                then this Offer shall cease to have application to the Grosvenor Street Premises (save as to the rights of either party as to any antecedent breach of the terms of this Offer) and the Partners shall immediately repay in cash that part of the Purchase Price paid to them in respect of the Grosvenor Street Property; and

       10.10.3 if the Reversioner has validly withheld consent to an assignment of the Grosvenor Street Property on the grounds that the Purchaser and any guarantor offered by it is of a lesser strength than the Partners then the provisions of paragraph
                10.10.1 will also apply to the Grosvenor Street Property.

10.11 The Purchaser shall indemnify the Partners against all damages, losses, costs (including the Reversioner's costs and costs on an indemnity basis), claims, demands or liabilities incurred by the Partners arising out of or consequential upon paragraph 10.9.

10.12 The Partners and the Purchaser shall each use reasonable endeavours to obtain replacements in favour of the Purchaser of any personal concession or right given by a Reversioner to the Partners as referred to in the Certificates on Title.

11.    PROPERTY SPECIFIC PROVISIONS

11.1

       11.1.1 In respect of the Business Premises at Manchester (referred to as item D in Part I of this Schedule) the Purchaser shall at the election of the Partners either procure the assignment of the Lease by Grosvenor Hill Services to the Purchaser in accordance with paragraph 10, or shall seek an acknowledgement from the

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

                Reversioner that the Business Premises may continue to be held for the purposes of the Business and as appropriate the provision of a guarantee in favour of the Reversioner or as the Reversioner shall require in either case by the Purchaser and/or CBRE.

       11.1.2 In respect of the Business Premises at Manchester (referred to as item D in Part I of this Schedule) with effect from the Completion Date the Purchaser shall indemnify the Partners against all outgoings whatsoever in respect of the car parking lease dated 27 December 1996 and the provisions of paragraphs
                7.4 through to 7.6 (inclusive) shall be deemed to be incorporated as if reference to the Business Premises in those paragraphs were references to the car parking lease.

11.2 In respect of the Business Premises at Hanover Square (referred to at item B in Part I of this Schedule):

       11.2.1 the Partners will apply to the Reversioner for consent to the grant of a new licence to the Purchaser in substantially the same form as the Car Parking Licence dated 18th October 1991 ("CAR PARKING LICENCE");

       11.2.2 the provisions of paragraph 10 shall be deemed to be incorporated to the extent relevant to deal with the grant of the new Car Parking Licence, in accordance with the provisions of clause 8 of the Car Parking Licence save to the extent varied below;

       11.2.3 if the Partners are unable to obtain the Reversioner's consent to the grant of a new licence in accordance with clause 8 of the Car Parking Licence then within 6 months of the completion of the assignment of the Business Premises at Hanover Square the Partners shall be released from any further obligation in this respect and the Purchaser shall not be entitled to raise any objection or requisition in relation to the failure to obtain a new Car Parking Licence; and

       11.2.4 with effect from the Completion Date the Purchaser shall indemnify the Partners against all outgoing whatsoever in respect of the Car Parking Licence and the provisions of paragraphs 7.4 through to 7.6 (inclusive) shall be deemed to be incorporated as if reference to the Business Premises in those paragraphs were references to the Car Parking Licence.

11.3 In respect of the Business Premises at Grosvenor Street (referred to at item C in Part I of this Schedule):

       11.3.1 the Partners are and shall be entitled to continue negotiating with the Reversioners pending assignment of the Lease of those Business Premises for the Reversioner to accept a surrender of the Lease of those Business Premises ("SURRENDER"); and

       11.3.2 the Purchaser shall provide all assistance necessary to enable the terms of the Surrender to be agreed and effected as quickly as possible after the Completion Date.

11.4 In respect of the Business Premises at Pershore Road, Birmingham (referred to at item H in Part I of this Schedule):

       11.4.1 the Purchaser acknowledges that these premises are registered in the name of City Property Management Services Limited but that the Partners have been paying the outgoings under the Lease of the premises, and also receiving the income in respect of them;

       11.4.2 the Partners and the Purchaser shall each use all reasonable endeavours to seek the Reversioner's Licence for the Assignment of the Lease of those premises to the Purchaser, and to use all reasonable endeavours to procure the execution of a transfer of the Lease with the best form of title guarantee practicable by City Property Management Services Limited either to the Partners (who will then transfer the Lease to the Purchaser) or directly to the Purchaser; and

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

       11.4.3 the provisions of paragraphs 1 to 11 of this Part II of this Schedule shall apply mutatis mutandis except that the Purchaser shall only be entitled to raise such requisitions as are reasonable in the circumstances and the form of Assignment shall not be the agreed form but shall as near as possible be in the same form as the other Assignments.

11.5 In respect of the Business Premises at Edinburgh (referred to as item F in Part I of this Schedule), the Purchaser shall, at the election of the Partners, procure that the covenant of the Purchaser and/or CBRE is offered to the Landlord as Guarantor under the Lease in addition to or in substitution for the Partners and the Purchaser shall use all reasonable endeavours to prevail upon the Landlord to accept the said Purchaser and/or CBRE as Guarantor and to procure the full release of the Partners from their then existing obligations as Guarantors aforesaid.

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                                  SCHEDULE 5

                                 THE EMPLOYEES

                   PART I - TERMS OF TRANSFER OF EMPLOYMENT

1. IN THIS PART I OF THIS SCHEDULE, EACH OF THE FOLLOWING WORDS AND EXPRESSIONS SHALL, UNLESS THE CONTEXT REQUIRES OTHERWISE, HAVE THE FOLLOWING MEANING:

     "ERA" means the Employment Rights Act 1996; and

     "TRANSFER REGULATIONS" means the Transfer of Undertakings (Protection of Employment) Regulations 1981. SI No. 1794.

2. It is acknowledged by the Partners and the Purchaser that the sale and purchase of the Business, including the Business Assets, constitutes a "relevant transfer" for the purposes of the Transfer Regulations. In accordance with, and pursuant to the provisions of, the Transfer Regulations (subject always to the terms of this Part I of this Schedule), the Employees who are employed by the Partners shall become employees of the Purchaser with effect from Completion.

3. The Partners shall indemnify the Purchaser against all costs, expenses, damages, compensation, fines and other liabilities ("COSTS") which are not or arise from information or matters which are not:

     (A)  reasonably reflected in the Accounts;

     (B) listed in schedules attached to the Disclosure Letter or fairly disclosed in the Disclosure Letter;

     (C) incurred in the ordinary course of the Business and do not exceed (Pounds)25,000;

     (D) which could reasonably be expected to have been covered by and to have been recoverable under the insurances in place in relation to the Business as at the date of this Offer (as such insurances are detailed in the list attached to the Disclosure Letter) had such insurances been in force as at the date on which the existence of the liability was first notified to the Purchaser; or

     (E) first disclosed to the Purchaser, or in respect of which the Purchaser otherwise first becomes aware that a Cost may arise, after 31st December 2000 and the Purchaser shall without limitation be deemed to have become so aware if it bona fide notifies the Partners thereof;

     arising out of or in connection with:

     (1) any claim by any Employee arising from his employment in the Business or the termination of that employment (howsoever arising) on or prior to Completion;

     (2) any claim by any employee or former employee of the Business other than an Employee arising from his employment with the Partners or the termination of that employment (howsoever arising); and

     (3) the termination by the Purchaser of the employment of any employee of the Business whose contract of employment transferred to the Purchaser pursuant to the Transfer Regulations other than an Employee provided such termination occurs within three months of Completion.

4. Within 10 business days following Completion the Partners shall deliver to the Purchaser PAYE records relating to each of the Employees duly completed up to Completion.

5. The Partners shall, following Completion at the Purchaser's expense, provide to the Purchaser in relation to any Employee such information or documents which are not delivered to the Purchaser at Completion as the Purchaser may reasonably require relating to the terms and conditions of employment, pension and life assurance arrangements, health, welfare or any other matter concerning such Employee or his employment with the Partners prior to Completion.

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

                 PART II - AMENDMENTS TO THE DISCLOSED SCHEME

1.   Delete the first paragraph of Rule 16.1 and substitute the following:

     "16.1   Upon the winding-up of the Fund:

     (a) Clause 8.2 shall not apply but in substitution, the quorum for meetings of the Trustees shall be two Trustees personally present; the decision of a majority of the Trustees shall bind all the Trustees, and if there is equality of votes the chairman (who must always be a Member Trustee) shall have a second or casting vote;

     (b) The Trustees shall give notice of such termination in writing to all Members and persons receiving benefits from the Fund. With the advice of the Actuary, the Fund (excluding Voluntary Contributions Assets and all benefits arising thereunder) shall be realised and the proceeds applied by the Trustees so far as they permit as follows:-"

2.   Delete the paragraph headed "FIFTHLY" in Rule 16 and substitute as follows:

     "FIFTHLY by increasing every benefit provided under the above four heads:

     . pro rata to the Pensionable Service of the Member or former Member concerned (adjusted to take account of any circumstances the trustees consider appropriate)

     .  subject to the Appendix - Revenue Limits;

     . if a balance exceeding (Pounds)1000 remains this process shall be repeated until no benefit can be further increased."

3.   Insert the following sentence at the beginning of Rule 2.3:

     "The Trustees shall have the power to refuse an application made by an Employee."

4.   Delete sub-paragraph (b) of Rule 15.1 and substitute as follows:

     "(b) in such circumstances (falling within Rule 14.2) as would result in the persons who were Partners ceasing to be in control of the reconstructed, taken-over, incorporated or amalgamated firm, or of the transferred business whether they ceased to be in control by reason of a single transaction or a series of transactions."

5.   Delete Clause 6.2.1;

6.   Delete Clause 6.3.1 and substitute as follows:

     "6.3.1 No individual shall continue in office as a Member Trustee when he is no longer an Employed Member."

7.   Delete Clause 6.3.2 and substitute as follows:

     "6.3.2 A Member Trustee who is no longer an Employed Member may continue in office until a new Trustee is appointed or he is removed from office ."

8.   Delete Clause 6.4.2 and substitute as follows

     "6.4.2 No appointment or removal of a Trustee shall be effective until the Trustees, or the last surviving Trustee, or his or her personal representatives, shall have executed a deed appointing or removing the person nominated. The Trustees shall execute such deed as soon as practicable after having received a nomination signed by any two directors of the Firm, in the case of a Firm Trustee, or after a nomination has been decided by postal ballot, in the case of a Member Trustee; however, no such deed of appointment shall be required in the case of a person who, being a Firm Trustee or a Member Trustee, retires under Clause 6.6 and is re-appointed a Trustee at or with effect from the date on which he retires."

                                  SCHEDULE 6

                             THE TRADE INVESTMENTS


Entity                                 INVESTMENT
------                                 ----------

P.R.I.D.E. Registers Limited           1 ordinary share of (Pounds)1

PropertyLink Limited                   140 "B" shares of (Pounds)1 each

                                  SCHEDULE 7

                                 THE COMPANIES

NAME                       REGISTERED   REGISTERED OFFICE    ISSUED SHARE      REGISTERED SHAREHOLDERS
                           NO.          ADDRESS              CAPITAL
Hillier Parker Management  1415100      77 Grosvenor Street  2 ordinary        B J R de Saulles - 1 ordinary
Services Limited                        London               shares of         share
                                        W1A 2BT              (Pounds)1 each    D Newell - 1 ordinary share

Hillier Parker May         2481516      77 Grosvenor Street  2 ordinary        Hillier Parker May & Rowden
& Rowden Limited                        London               shares of         Holdings Limited - 1 ordinary
                                        W1A 2BT              (Pounds)1 each    share

                                                                               D Newell - 1 ordinary share

Hillier Parker             3469118      77 Grosvenor Street  6,667 "A"         M J E Marshall and M F Creamer -
Finance Limited                         London               ordinary shares   6,667 "A" ordinary shares
                                        W1A 2BT              of (Pounds)1 each

                                                             3,333 "B"         Pinjarra Properties Limited -
                                                             ordinary shares   3,333 "B" ordinary shares
                                                             of (Pounds)1
                                                             each

Hillier Parker             2005753      77 Grosvenor Street  10,000 ordinary   B J R de Saulles - 5,000
Financial Services                      London               shares of         ordinary shares
Limited                                 W1A 2BT              (Pounds)1 each    D Newell - 5,000 ordinary shares

Hillier Parker             2076511      77 Grosvenor Street  10,000 ordinary   R A Grant - 5,000 ordinary shares
Investment                 London       shares of            D Newell - 5,000  ordinary shares

NAME                        DIRECTORS         SECRETARY      OUTSTANDING
                                                             CHARGES
Hillier Parker Management   B J Cockerell     R V Stanbury   None
Services Limited            M J Prentice
                            D Smith
                            R V Stanbury
                            Nicola G Simpson

Hillier Parker May          R A Grant         J K Swain      None
& Rowden Limited            D Newell
                            P G Reddick

Hillier Parker             G S Comer          J K Swain      None
Finance Limited            B J Bauman
                           M F Creamer
                           B J R de Saulles

                           M J E Marshall

Hillier Parker             B J R de Saulles   J K Swain      None
Financial Services         M J E Marshall
Limited                    D C Martin
                           D Newell

Hillier Parker             J B Clifton-Brown  J K Swain      None
Investment                 J R Dale-Harris
Management Limited

                               W1A 2BT                 (Pounds)1 each              D Newell - 5,000 ordinary
                                                                                   shares


Hillier Parker      1459357    77 Grosvenor Street,    127,799                     Ordinary shares of (Pounds)1 each
International                  London                  ordinary shares
Limited (dormant)              W1A 2BT                 of (Pounds)1 each           FORMER PARTNERS
                                                                                   ---------------
                                                                                   J J S Allanson - 5,478
                                                                                   R Cockhill - 6,042
                                                                                   H E Couch - 6,042
                                                                                   J J S Coventry - 2,819
                                                                                   M E Digby - 5,317
                                                                                   I B Flanagan - 6,042
                                                                                   Exors of D C Gregory (dec'd) -
                                                                                   6,042
                                                                                   M J Hallett - 6,042
                                                                                   B S Lamden - 4,430
                                                                                   S C Lyall - 4,430
                                                                                   J A C De Parmiter - 3,222
                                                                                   M B Rayner - 5,236
                                                                                   R K Schiller - 2,819
                                                                                   A J C Smither - 5,236
                                                                                   J Studd - 4,028
                                                                                   A D Turner - 5,236

                                                                                   CURRENT PARTNERS
                                                                                   ----------------
                                                                                   G J Dale - 3,222
                                                                                   B J R de Saulles - 3,826
                                                                                   J C Edgcumbe - 5,236
                                                                                   R A Farnes - 4,430
                                                                                   R A Grant - 5,236
                                                                                   M J E Marshall - 3,826
                                                                                   P J Morrissey - 3,222
                                                                                   D Newell - 6,647
                                                                                   G Nicholson - 2,819
                                                                                   D J P Price - 4,430


                        B J R de Saulles
                        M J E Marshall
                        R A Farnes

Hillier Parker          D Newell              J K Swain          None
International           R A Grant
Limited (dormant)       M J E Marshall

                                                                                               B P Raggett - 3,222
                                                                                               P G Reddick - 3,222

Hillier Parker Management       2092435        77 Grosvenor Street     2 ordinary              Hillier Parker May & Rowden
Limited  (dormant)                             London                  shares of (Pounds)1     Limited - 1 ordinary share
                                               W1A 2BT                 each
                                                                                               D Newell - 1 ordinary share

Hillier Parker                  2092437        77 Grosvenor Street     2 ordinary              Hillier Parker May & Rowden
Retail Services Limited                        London                  shares of (Pounds)1     Holdings Limited - 1 ordinary
(dormant)                                      W1A 2BT                 each                    share

                                                                                               D Newell - 1 ordinary share

Hillier Parker Securities       2076513        77 Grosvenor Street     2 ordinary              Hillier Parker May & Rowden
Limited (dormant)                              London                  shares of (Pounds)1     Holdings Limited - 1 ordinary
                                               W1A 2BT                 each                    share

                                                                                               D Newell - 1 ordinary share

Hillier Parker Research         2076512        77 Grosvenor Street     2 ordinary              Hillier Parker May & Rowden
Limited (dormant)                              London                  shares of (Pounds)1     Holdings Limited - 1 ordinary
                                               W1A 2BT                 each                    share

                                                                                               D Newell - 1 ordinary share

Hillier Parker Development      2076510        77 Grosvenor Street     2 ordinary              Hillier Parker May & Rowden
Finance Limited (dormant)                      London                  shares of (Pounds)1     Holdings Limited - 1 ordinary
                                               W1A 2BT                 each                    share

                                                                                               D Newell - 1 ordinary share

Hillier Parker Building         2092434        77 Grosvenor Street     2 ordinary              Hillier Parker May & Rowden
Services Limited (dormant)                     London                  shares of (Pounds)1     Holdings Limited - 1 ordinary
                                               W1A 2BT                 each                    share

Hillier Parker Management       R A Grant  J K Swain  None
Limited  (dormant)              D Newell

Hillier Parker                  R A Grant  J K Swain  None
Retail Services Limited         D Newell
(dormant)

Hillier Parker Securities       R A Grant  J K Swain  None
Limited (dormant)               D Newell

Hillier Parker Research         R A Grant  J K Swain  None
Limited (dormant)               D Newell

Hillier Parker Development      R A Grant  J K Swain  None
Finance Limited (dormant)       D Newell

Hillier Parker Building         R A Grant  J K Swain  None
Services Limited (dormant)      D Newell

                                                                                                    D Newell - 1 ordinary share

Hillier Parker May &                      2092136         77 Grosvenor Street     2 ordinary        R A Grant - 1 ordinary share
Rowden Holdings Limited                                   London                  shares of         D Newell - 1 ordinary share
(dormant)                                                 W1A 2BT                 (Pounds)1 each

Hillier Parker Corporate                  2076509         77 Grosvenor Street     2 ordinary        Hillier Parker May & Rowden
Property Advisory Services                                London                  shares of         Holdings Limited - 1 ordinary
Limited (dormant)                                         W1A 2BT                 (Pounds)1 each    share

                                                                                                    D Newell - 1 ordinary share

Grosvenor Hill Services                   623827          77 Grosvenor Street     2 ordinary        Hillier Parker May & Rowden
(unlimited - dormant)                                     London                  shares of         Holdings Limited - 1 ordinary
                                                          W1A 2BT                 (Pounds)1 each    share

                                                                                                    D Newell - 1 ordinary share

Hillier Parker May &                                                                                Wholly owned by Hillier Parker
Rowden International B.V.                                                                           International Limited
(incorporated in the
Netherlands)

Grosvenor Hill (Holdings)                                                                           Wholly owned by Hillier Parker
Pty. Limited (incorporated in                                                                       May & Rowden International B.V.
Australia)

Grosvenor Hill (Queensland)                                                                         Wholly owned by Grosvenor Hill
Pty. Limited (incorporated in                                                                       (Holdings) Pty. Limited
Australia)

Grosvenor Hill (WA) Pty.                                                                            Wholly owned by Grosvenor Hill
Limited (incorporated in                                                                            (Holdings) Pty. Limited
Australia)

Hillier Parker (South                                                                               Wholly owned by Grosvenor Hill
Australia) Trust                                                                                    (Holdings) Pty. Limited


Hillier Parker May &                                R A Grant              J K Swain      None
Rowden Holdings Limited                             D Newell
(dormant)

Hillier Parker Corporate                            R A Grant              J K Swain      None
Property Advisory Services                          D Newell
Limited (dormant)


Grosvenor Hill Services                             G S Comer              J K Swain      None
(unlimited - dormant)                               B J R de Saulles
                                                    R A Grant
                                                    D Newell


Hillier Parker May &                                M P H van Engelen
Rowden International B.V.                           D Newell
(incorporated in the                                M J E Marshall
Netherlands)


Grosvenor Hill (Holdings)                           R Marshall (alternate:
Pty. Limited (incorporated in                       A G Bancroft)
Australia)                                          D J P Price


Grosvenor Hill (Queensland)
Pty. Limited (incorporated in
Australia)

Grosvenor Hill (WA) Pty.                            R Marshall (alternate:
Limited (incorporated in                            A G Bancroft)
Australia)                                          D J P Price

Hillier Parker (South
Australia) Trust

Grosvenor Hill (WA)                                 R Marshall (alternate:
Pty. Limited                                        A G Bancroft)
(incorporated in                                    D J P Price
Australia)


Hillier Parker                                      R Marshall (alternate:
(South Australia)                                   A G Bancroft)
Trust

                                                                               D J P Price

Hillier Parker                                                                 Wholly owned by Grosvenor Hill
 (Administration                                                               (Holdings) Pty. Limited
 Trust)

Grosvenor Hill                                                                 Wholly owned by Grosvenor Hill
 (NSW) Pty. Limited                                                            (Holdings) Pty. Limited
 (incorporated in
 Australia) *

Grosvenor Hill                                                                 Wholly owned by Grosvenor Hill
 (Victoria) Pty.                                                               (Holdings) Pty. Limited
 Limited
 (incorporated in
 Australia) *

Grosvenor Hill                                                                 Wholly owned by Grosvenor Hill
 (Australian                                                                   (Holdings) Pty. Limited
 Capital
 Territories) Pty.
 Limited
 (incorporated in
 Australia) *

Grosvenor Hill                                                                 Wholly owned by Grosvenor Hill
 (Services) Pty.                                                               (Holdings) Pty. Limited
 Limited
 (incorporated in
 Australia) *

                                      D J P Price

Hillier Parker                        R Marshall (alternate:
(Administration                       A G Bancroft)
Trust)                                D J P Price

Grosvenor Hill                        R Marshall (alternate:
(NSW) Pty. Limited                    A G Bancroft)
(incorporated in                      D J P Price
Australia) *

Grosvenor Hill                        R Marshall (alternate:
(Victoria) Pty.                       A G Bancroft)
Limited                               D J P Price
(incorporated in
Australia) *

Grosvenor Hill                        R Marshall (alternate:
(Australian                           A G Bancroft)
Capital                               D J P Price
Territories) Pty.
Limited
(incorporated in
Australia) *

Grosvenor Hill                        R Marshall (alternate:
(Services) Pty.                       A G Bancroft)
Limited                               D J P Price
(incorporated in
Australia) *

* Grosvenor Hill (NSW) Pty. Limited, Grosvenor Hill (Victoria) Pty. Limited, Grosvenor Hill (Australian Capital Territories) Pty. Limited and Grosvenor Hill (Services) Pty. Limited were placed in members' voluntary liquidation in the year ended 31st March 1996.

                                  SCHEDULE 8

                              THE INCENTIVE POOL



1. The Incentive Pool will amount to (Pounds)7,500,000 and be made available to existing (and to a limited extent future) senior employees of the Business as set out on a schedule of Incentive Pool allocations in the agreed form who can be expected to add value to it if they remain as employees. None of the Partners will be eligible to participate in the Incentive Pool.

2. Prior to 30th September 1998 and subject to paragraph 5 below changes may only be made to the Incentive Pool allocations in the agreed form to the extent that such changes relate to allocations of which recipients have not already been informed.

3. The Purchaser shall procure that CBRE makes available to it, either by loan or by capital contribution, sufficient funds to meet its obligations pursuant to this Schedule 10.

4.   The Incentive Pool will be paid out in instalments as follows:

     4.1 in respect of allocations amounting in the aggregate to (Pounds)12,000 or (Pounds)20,000 (being the lowest two levels of the various allocations to be made to existing senior employees) these will be paid in two instalments:

          4.1.1  one-half during December 1998; and

          4.1.2  one-half during December 1999; and

     4.2 in respect of all other allocations these will be paid in three instalments:

          4.2.1  one-third during December 1998;

          4.2.2  one-third during December 1999; and

          4.2.3  one-third during December 2000.

5. Save where the termination of employment arises as a result of death, total disability or redundancy, the entitlement of any individual to receive any instalment allocated to him or her will be premised upon the fact that he or she remains employed within the CBRES Group on the last day of, and that no notice to terminate his or her employment has been served prior to the end of, the month of November in the relevant calendar year. If an employment terminates or if notice to terminate an employment is served before the end of November in the relevant calendar year for any reason (including termination with or without cause or resignation) other than death, total disability or redundancy then:

     5.1 the entitlement of the relevant employee (the "Terminated Employee") to receive the instalment for that year or any subsequent year shall lapse; and

     5.2 the amount forfeited shall not be available for reallocation to other or future employees of the Business, save that if the aggregate amount allocated to the Terminated Employee (and whether already paid or not) was less than (Pounds)125,000 then such a reallocation shall be available in respect of and for the benefit of any individual who is certified by the Board as having been identified within 90 days of the departure of the Terminated Employee to carry out the same or a broadly equivalent role within the Business if and to the extent that no such ex gratia payment of the amount forfeited has been or is to be made to the relevant Terminated Employee or his or her estate.

6. Payments out of the Incentive Pool will be subject to employees' income tax and national insurance contributions, which will be borne by the recipients in the normal way and deducted at source. Any employers' national insurance contributions payable in respect of such payments shall not be charged to or deducted from the Incentive Pool.

                                  SCHEDULE 9

                                THE ANNUITANTS

                        PART I - PARTNERSHIP AGREEMENT

                                         QUARTERLY PAYMENT DUE FOR QUARTER TO END JUNE 1998
                                         --------------------------------------------------

                                                                 DEDUCT
                                                                 ------
                                                               INCOME TAX
                                                               ----------
NAME                NOTES            GROSS                       @ 23%                 NET
----                -----            -----                       -----                 ---
Mrs J A Steer                        12,679.00                  2,916.17             9,762.83
S J Thorogood                        21,576.00                  4,962.48            16,613.52
G L M Palser                         24,913.00                  5,729.99            19,183.01
Mrs H W Burnige                      12,901.00                  2,967.23             9,933.77
J C Hill                             22,466.00                  5,167.18            17,298.82
L S Jarrad                           28,027.00                  6,446.21            21,580.79
Mrs J A Gregory                      12,456.00                  2,864.88             9,591.12
J J S Allanson                       15,348.00                  3,530.04            11,817.96
M J Hallett                          18,017.00                  4,143.91            13,873.09
I B Flanagan                         17,795.00                  4,092.85            13,702.15
M E Digby                            15,348.00                  3,530.04            11,817.96
R Cockhill                           20,019.00                  4,604.37            15,414.63
H E Couch                            14,458.00                  3,325.34            11,132.66
M B Rayner                            8,897.00                  2,046.31             6,850.69
A D Turner              1                    -                         -                    -
A J C Smither           1                    -                         -                    -
                                 -------------------------------------------------------------

                      TOTAL         244,900.00                 56,327.00           188,573.00

                                PART II - OTHER

                                                 ESTIMATED ANNUAL        QUARTERLY PAYMENT DUE
                                                 ----------------        ---------------------
                                  DATE OF       PENSION WITH EFFECT       FOR QUARTER TO END
                                  -------       -------------------       ------------------
NAME                 NOTES         BIRTH        FROM 1ST MAY 1998            END JUNE 1998
----                 -----         -----        -------------------          -------------
A A Charlton                      13.01.13            16,721.00                 4,180.25
H E Barker                        24.06.14            20,500.00                 5,125.00
Miss Jemima Salter     2           Age 17             13,117.00                 3,279.25
Mrs A P Edgson                      1918              17,000.00                 4,250.00
Mrs M M Johnson                     1915              15,000.00                 3,750.00
H J Buck               3            1914              16,000.00                 4,000.00
                                                                                --------
                                                -----------------------------------------------

                                   TOTAL              98,338.00                24,584.50

Notes:    1.   The entitlement of Mr A D Turner will vest in 1999 and the entitlement of Mr A J C Smither will vest in 2000.

          2. Miss Jemima Salter is entitled to a dependant's pension following the death of her father, J H Salter. It is expected that the pension will be paid for a four year period to coincide with Miss Salter completing full time education.

          3. Mr H J Buck died shortly before 1st May 1998 and his widow is entitled to a pension as above. Mrs Buck's age is not known but believed to be similar to that of her late husband. For the time being it is assumed that she was born in 1914.

                                  SCHEDULE 10

                   PAYMENTS TO PARTNERS (INCLUDING INTEREST)

                        NATIONAL                                REDUCED        EXCESS                         INTEREST
                                                                               ------
                         SALARY      SALARY                     SALARY           CAR            CAR             DUE TO
                                                                                 ---            ---
PARTNER                  MONTHLY    MAY/JUNE        BJC        MAY/JUNE        RENTALS       ALLOWANCES       30.06.98
-------               ------------  -----------  ---------  ---------------  ------------  ---------------  ------------
                       (POUNDS)      (POUNDS)     (POUNDS)      (POUNDS)        (POUNDS)       (POUNDS)        (POUNDS)
D Newell                    10,000      20,000     (6,577)          13,423                            170         6,531
RA Grant                    10,000      20,000     (6,577)          13,423          (204)                         6,115
J C Edgcumbe                 8,333      16,667     (6,358)          10,309          (120)                         5,669
R A Farnes                  10,000      20,000     (6,577)          13,423                                        5,727
D J P Price                 10,000      20,000     (6,577)          13,423          (180)                         5,767
B J R de Saulles            10,000      20,000     (5,262)          14,738                            850         4,878
M J E Marshall               8,333      16,667     (6,577)          10,090                            396         5,746
P G Reddick                  8,333      16,667     (5,700)          10,967          (388)                         5,095
G J Dale                    10,000      20,000     (5,262)          14,738                            189         4,849
P J Morrissey                8,333      16,667     (5,700)          10,967          (490)                         5,128
B P Raggett                 10,000      20,000     (5,481)          14,519                                        5,035
G Nicholson                  8,333      16,667     (6,577)          10,090          (465)                         5,512
J D Greenwood                8,333      16,667     (5,700)          10,967                            200         4,595
J A Campbell                 8,333      16,667     (4,823)          11,844          (326)                         4,045
S J Robinson                 8,333      16,667     (4,955)          11,712          (138)                         4,158
M O Creedy Smith             8,333      16,667     (5,262)          11,405                            150         4,382
M F Creamer                 10,000      20,000     (5,700)          14,300                            319         4,563
D A Spaull                   8,333      16,667     (5,481)          11,186                            150         4,128
J B Clifton-Brown            8,333      16,667     (5,262)          11,405                            150         3,970
M A T Barnwell               8,333      16,667     (5,700)          10,967           (50)                         4,234
M J Prentice                 8,333      16,667     (4,735)          11,931           (48)                         3,270
P C Redman                  10,000      20,000     (5,262)          14,738                            157         3,653
N G J Baucher                8,333      16,667     (5,919)          10,747                            382         3,958
C J J Osmond                10,000      20,000     (4,604)          15,396           (49)                         3,145
R V Stanbury                10,000      20,000     (5,700)          14,300                          1,500         3,969
F W Scarborough              8,333      16,667     (5,042)          11,624                              8         3,397
G S North                    8,333      16,667     (2,631)          14,036                          1,260         1,219
                    ------------------------------------------------------------------------------------------------------
TOTAL                      243,333     486,667   (150,000)         336,668        (2,457)           5,881       122,738

                           INTEREST
                            DUE TO      TOTAL PER
                                       ----------
                           07.07.98      PARTNER
                         ------------  ------------
                           (POUNDS)     (POUNDS)
D Newell                        763        20,717
RA Grant                        714        20,252
J C Edgcumbe                    665        16,643
R A Farnes                      672        19,822
D J P Price                     672        19,862
B J R de Saulles                567        20,183
M J E Marshall                  672        16,508
P G Reddick                     595        16,647
G J Dale                        567        20,154
P J Morrissey                   602        16,697
B P Raggett                     588        20,142
G Nicholson                     644        16,246
J D Greenwood                   532        16,094
J A Campbell                    469        16,358
S J Robinson                    483        16,353
M O Creedy Smith                511        16,298
M F Creamer                     532        19,395
D A Spaull                      476        15,790
J B Clifton-Brown               462        15,837
M A T Barnwell                  497        15,698
M J Prentice                    385        15,586
P C Redman                      427        18,818
N G J Baucher                   462        15,167
C J J Osmond                    371        18,912
R V Stanbury                    462        18,731
F W Scarborough                 399        15,420
G S North                       140        15,395
                         ------------------------
TOTAL                        14,329       473,735

                                  SCHEDULE 11

                                 THE HPI GROUP



HILLIER PARKER INTERNATIONAL LIMITED
------------------------------------

 .  See Schedule 7 for details.


 .  The following companies are wholly-owned subsidiaries (direct or indirect) of
   HPI:


     HILLIER PARKER MAY & ROWDEN INTERNATIONAL B.V. ("BV")
     -----------------------------------------------------


     .  Incorporated in the Netherlands.

     .  Current directors:  M P H van Engelen
                            D Newell
                            M J E Marshall


     . The following companies are wholly-owned subsidiaries (direct or indirect) of BV:


               GROSVENOR HILL (HOLDINGS) PTY. LIMITED ("GHH")
               ----------------------------------------------

               .  Incorporated in Australia

               .  Current directors:  R Marshall (alternate - A G Bancroft)
                                      D J P Price

               . The directors of GHH are also the directors of the following wholly-owned subsidiaries (direct or indirect) of GHH (all incorporated in Australia):


                    GROSVENOR HILL (QUEENSLAND) PTY. LIMITED
                    GROSVENOR HILL (WA) PTY. LIMITED
                    HILLIER PARKER (SOUTH AUSTRALIA) TRUST
                    HILLIER PARKER (ADMINISTRATION TRUST)

               . The following subsidiaries of GHH (all incorporated in Australia) were placed into members' voluntary liquidation in the year ended 31st March 1996:

                    GROSVENOR HILL (NSW) PTY. LIMITED
                    GROSVENOR HILL (VICTORIA) PTY. LIMITED
                    GROSVENOR HILL (AUSTRALIAN CAPITAL TERRITORIES) PTY. LIMITED GROSVENOR HILL (SERVICES) PTY. LIMITED

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